    As filed with the Securities and Exchange Commission on February 13, 1997
                            Registration No. 33-80627



                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                Amendment No.5 to
                                    FORM SB-2


             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                              GILMAN & CIOCIA, INC.
                 ----------------------------------------------
                 (Name of small business issuer in its charter)


      Delaware                          7291                     11-2587324
----------------------         ----------------------         ----------------
(State or jurisdiction           (Primary Standard            (I.R.S. Employer
 of incorporation or           Industrial Classifica-           Identification
    organization)                 tion Code Number)                 No.)


          475 Northern Boulevard, Great Neck, NY 11021, (516) 482-4860
--------------------------------------------------------------------------------
          (Address and telephone number of principal executive offices)


                  475 Northern Boulevard, Great Neck, NY 11021
--------------------------------------------------------------------------------
          (Address or principal place of business or intended principal place of business)

                                Mr. James Ciocia
                                ----------------
                              Gilman & Ciocia, Inc.
                             475 Northern Boulevard
                      Great Neck, NY 11021, (516) 482-4860
            ---------------------------------------------------------
            (Name, Address and telephone number of agent for service)

                                 With copies to:

Seth A. Akabas, Esq.
Akabas & Cohen
488 Madison Avenue, 6th Floor
New York, NY 10022
(212) 308-8505

                          ---------------------------

Approximate date of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

                         CALCULATION OF REGISTRATION FEE

=============================================================
Title of each                Proposed   Proposed
class of                     offering   aggregate   Amount of
securities to  Amount to be  price per  offering    registra-
be registered  registered    share(1)   price(1)    tion fee
-------------------------------------------------------------
Common         239,975       $7.00      $1,679,825  $  579.25
Stock(2)       shares
-------------------------------------------------------------
Common         101,566       $7.00      $  710,962  $  245.16
Stock(3)       shares
-------------------------------------------------------------
Warrants(4)    50,783        $2.44      $  123,911  $   42.73
               Warrants
-------------------------------------------------------------
Common         50,783        $7.00      $  355,481  $  122.58
Stock(5)       shares
-------------------------------------------------------------
Common         507,926       $4.67      $2,372,014  $  817.94
Stock (6)      shares
-------------------------------------------------------------
Common         315,000       $7.00      $2,205,000  $  760.35
Stock (7)      shares
-------------------------------------------------------------
Common         420,002       $2.63      $1,104,605  $  380.90
Stock (8)      shares
-------------------------------------------------------------
Common Stock   16,072        $2.63      $   42,269  $   14.58
(9)            shares
=============================================================

                              TOTAL:                   $2,963.49
                              AMOUNT PREVIOUSLY PAID:  $4,140.96
                                                       ---------
                              AMOUNT CURRENTLY OWED:   $    0.00


         (1) Estimated using the market price of the Company's Common Stock solely for the purpose of determining the registration fee.

         (2) Issuable upon exercise of the bridge loan Class B Warrants outstanding.

         (3) Issuable upon exercise of the Underwriter's Warrants outstanding.

         (4) Issuable upon exercise of the Underwriter's Warrants outstanding.

         (5) Issuable upon exercise of the Redeemable Public Warrants that are issuable upon exercise of the Underwriter's Warrants, assuming all of the Underwriter's Warrants are exercised.

         (6) Issuable upon exercise of all of the outstanding Redeemable Public Warrants.

         (7)      Issuable upon exercise of stock options outstanding.

         (8) 420,002 shares are issuable upon exercise of employee stock options outstanding.

         (9) Outstanding shares of Common Stock owned by an employee of the Company.

         The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission (the "Commission"), acting pursuant to said Section 8(a), may determine.

                              GILMAN & CIOCIA, INC.

                              Cross-Reference Sheet

Item     Caption                          Location

 1.      Forepart of Registration         Outside Front Cover Page
         Statement and Outside Front
         Cover Page of Prospectus

 2.      Inside Front and Outside         Inside Front and Outside
         Back Cover Pages of              Back Cover Pages
         Prospectus

 3.      Summary Information and          Prospectus Summary; Risk
         Risk Factors                     Factors

 4.      Use of Proceeds                  Use of Proceeds

 5.      Determination of Offering        Not Applicable
         Price

 6.      Dilution                         Not Applicable

 7.      Selling Securityholders          Selling Securityholders

 8.      Plan of Distribution             Plan of Distribution; Selling
                                          Securityholders

 9.      Legal Proceedings                Business--Legal Proceedings

10.      Directors, Executive             Management
         Officers, Promoters and
         Control Persons

11.      Security Ownership of            Principal Stockholders
         Certain Beneficial Owners
         and Management

12.      Description of Securities        Description of Securities

13.      Interest of Named Experts        Legal Matters
         and Counsel

14.      Disclosure of Commission         Remuneration of Officers
         Position on                      and Directors
         Indemnification
         for Securities

15.      Organization within Last         Not Applicable
         Five Years

16.      Description of Business          Business; Risk Factors;
                                          Financial Statements;
                                          Prospectus Summary; Market
                                          Information; Use of Proceeds

17.      Management's Discussion          Management's Discussion
         and Analysis or Plan of          and Analysis of Financial
         Operation                        Condition and Results of
                                          Operations

18.      Description of Property          Business--Facilities

19.      Certain Relationships and        Certain Transactions
         Related Transactions

20.      Market for Common Equity         Market Information;
         and Related Stockholder          Prospectus Summary
         Matters

21.      Executive Compensation           Remuneration of Officers and
                                          Directors

22.      Financial Statements             Financial Statements

                              SUBJECT TO COMPLETION

                 PRELIMINARY PROSPECTUS DATED FEBRUARY 13, 1997


                              GILMAN & CIOCIA, INC.


                         507,926 SHARES OF COMMON STOCK

                              --------------------

           1,143,398 SHARES OF COMMON STOCK BY SELLING SECURITYHOLDERS

                              --------------------

           50,783 REDEEMABLE COMMON STOCK PURCHASE WARRANTS BY SELLING
                                 SECURITYHOLDERS


         This Prospectus relates to the offering by the Company (the "Offering") of 507,926 shares of common stock (the "Common Stock"), par value $.01 per share, of Gilman & Ciocia, Inc., a Delaware corporation (the "Company").

         This Prospectus also relates to the offering (the "Offering") by holders or prospective holders of securities of the Company including officers and directors (the "Selling Securityholders") of shares of Common Stock issuable upon the exercise of outstanding warrants and options, and 50,783 warrants (the "Redeemable Public Warrants") for the purchase of Common Stock at an exercise price of $4.67 per share (the "Redeemable Public Warrant Exercise Price"), expiring on September 8, 1997. Each Redeemable Public Warrant is redeemable at a price of $.01 per warrant, provided that (i) notice of redemption is given to the Redeemable Public Warrantholders not less than 30 days prior to redemption;
(ii) the average of the closing bid and asked quotations of the Common Stock shall have been at least 25% above the Redeemable Public Warrant Exercise Price for the 20 trading days ending on the third day prior to the day on which notice of redemption is given; and (iii) holders of Redeemable Public Warrants shall be entitled to exercise Redeemable Public Warrants until the close of business on the day prior to the date fixed for redemption.

         In addition, this Prospectus also relates to the offering by an employee of 16,072 shares of Common Stock.

         Shares underlying the Redeemable Public Warrants will be sold as warrants are exercised. Such Common Stock and other Common Stock being sold by Selling Securityholders may be sold by the Selling Securityholders, from time to time, in transactions on the over-the-counter market, in negotiated transactions, or through a combination of such methods of sale, at fixed prices, which may be changed. The Company or the Selling Securityholders, as the case may be may effect such transactions by selling the Common Stock or Redeemable Public Warrants to or through broker-dealers, and such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Company or the Selling Securityholders, as the case may be, and/or the purchasers of the Common Stock or Redeemable Public Warrants for whom such broker-dealers may act as agent or to whom they may sell as principal, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions). See "PLAN OF DISTRIBUTION" and "SELLING SECURITYHOLDERS."

         None of the proceeds of the sale of the shares of Common Stock or the Redeemable Public Warrants by the Selling Securityholders will be received by the Company. The Company could receive approximately $6,470,293 of gross proceeds from the exercise of all of the currently outstanding Redeemable Warrants, the bridge loan Class B Warrants, the Underwriter's Warrants, the Redeemable Public Warrants issuable upon the exercise of the Underwriter's Warrants and outstanding options. However, such exercise of any of the outstanding options and warrants is not assured.

         The shares of Common Stock and the Redeemable Public Warrants are traded on The NASDAQ SmallCap Stock Market under the symbols "GTAX" and "GTAX-W," respectively. As of February 3, 1997, the trading price for shares of the Company's Common Stock was $3.50 per share and $.4375 per Redeemable Public Warrant.

         THE SECURITIES OFFERED HEREBY ARE SPECULATIVE, INVOLVE A HIGH DEGREE OF RISK AND SHOULD BE PURCHASED ONLY BY INVESTORS ABLE TO SUSTAIN A TOTAL LOSS OF THEIR INVESTMENT. Prospective purchasers should carefully consider the matters discussed under the caption "RISK FACTORS" located on page 5.

          THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
            SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.



         The Company's fiscal year ends on June 30th. The Company is currently a reporting company under the Securities Exchange Act of 1934, as amended. The Company will provide without charge to each shareholder a copy of all reports filed thereunder. Such requests should be addressed to the Company at 475 Northern Boulevard, Great Neck, NY 11021, telephone number (516) 482-4860,
Attention: Secretary. Such reports will also be available for inspection at The NASDAQ Stock Market at 1735 K Street, N.W., Washington, D.C. 20006. In addition, such reports and other information will be available for inspection at the public reference facilities of the Securities and Exchange Commission in Washington DC, and at its regional offices at 7 World Trade Center, New York, NY 10048 and at the Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, IL 60604, and copies of such materials could be obtained from the Public Reference Section of the Securities and Exchange Commission (the "Commission") in Washington, D.C. at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. Copies of this filing, reports, proxy and information statements and other information regarding the Company are available on the Commission's website at http://www.sec.gov.

                               PROSPECTUS SUMMARY

         The following summary is intended only to summarize certain material in this Registration. This summary is qualified in its entirety by the detailed information and financial statements that appear elsewhere herein.

                                   THE COMPANY

         Gilman & Ciocia, Inc. (the "Company") was incorporated under the laws of the State of Delaware on September 3, 1993 and is the successor in interest to Gilman & Ciocia, Inc., a New York corporation organized on November 4, 1981, and is a preparer of federal, state and local income tax returns. The Company also earns revenues from acting as an insurance agent and mortgage broker. In addition, the Company's wholly owned subsidiary, JT Securities, Inc. (a registered securities broker/dealer and a registered investment advisor)("JT Securities"), earns a significant portion of the Company's revenues by effecting limited transactions in securities for its clients, and by providing office space, clerical support and client references to registered representatives of another registered securities broker/dealer. Such registered representatives are employees or affiliated financial planners of the Company and effect transactions in securities on behalf of clients of the Company. JT Securities also acts as an investment advisor in conjunction with other investment advisors to manage clients' funds. The Company recently began a division operating as a direct mail service.

         The Company has a total of one hundred and twenty-three offices: forty-three in New York, sixteen in New Jersey, nine in Florida, nine in Arizona, nine in Ohio, seven in Maryland, seven in Connecticut, seven in Washington, six in Massachusetts, five in Nevada, two in California, two in Pennsylvania and one in Kentucky, and it maintains its principal executive office at 475 Northern Boulevard, Great Neck, NY 11021, telephone (516) 482-4860.

         The Company opened fifteen offices in January 1994, twenty-two offices in January 1995 and forty-four offices in 1996, closing five in 1996, and opened eight in January 1997.

                                  THE OFFERING

Securities Outstanding:
         Before the Offering..............          5,550,582 shares
                                                    of Common Stock (1)
                                                    507,926 Redeemable
                                                    Common Stock Purchase
                                                    Warrants

         After the Offering...............          7,185,434 shares of
                                                    Common Stock (2)

Securities Offered........................          1,651,324 shares of
                                                    Common Stock (3)

                                                    50,783 Redeemable
                                                    Common Stock Purchase
                                                    Warrants (4)

Use of Proceeds...........................          The Company will not
                                                    receive any of the
                                                    proceeds from the
                                                    sale of shares of
                                                    Common Stock by the
                                                    Selling
                                                    Securityholders; all
                                                    proceeds will be
                                                    paid directly to the
                                                    Selling
                                                    Securityholders. See
                                                    "SELLING
                                                    SECURITYHOLDERS."(5)
                                                    The Company could
                                                    receive $6,470,293
                                                    of gross proceeds
                                                    from the exercise of
                                                    the Redeemable
                                                    Public Warrants, the
                                                    bridge loan Class B
                                                    Warrants, the
                                                    Underwriter's
                                                    Warrants, the
                                                    Redeemable Public
                                                    Warrants issuable
                                                    upon exercise of the
                                                    Underwriter's
                                                    Warrants and the
                                                    outstanding options
                                                    described herein.
                                                    However, such
                                                    exercise of any of
                                                    the outstanding
                                                    options and warrants
                                                    is not assured.  The

                                                    Company will use such
                                                    proceeds for working
                                                    capital purposes.

Risk Factors..............................          An investment in the
                                                    Common Stock offered
                                                    hereby involves a
                                                    high degree of risk
                                                    and immediate
                                                    dilution. Common
                                                    Stock should not be
                                                    purchased by a
                                                    person who cannot
                                                    afford the loss of
                                                    his or her entire
                                                    investment. A
                                                    prospective
                                                    purchaser of Common
                                                    Stock should
                                                    carefully consider
                                                    the factors
                                                    discussed under the
                                                    caption "RISK
                                                    FACTORS."

The Company's NASDAQ Symbols:
Common Stock...........................  GTAX
Redeemable Warrants....................  GTAX-W



(1) Does not include 239,975 shares of Common Stock issuable upon the exercise of bridge loan Class B Warrants at an exercise price of $3.13 per share, 101,566 shares of Common Stock and 50,783 Redeemable Public Warrants, all issuable pursuant to the Underwriter's Warrants to acquire up to 50,783 Units at an exercise price of $8.40 per Unit. See "RISK FACTORS--Underwriter's Warrants and Other Warrants Subject to Registration." Does not include 65,000 shares of Common Stock issuable upon the exercise of options at $2.50 per share, 280,081 shares of Common Stock issuable upon the exercise of options at $2.60 per share, and 139,921 shares of Common Stock issuable upon the exercise of options at $3.65 per share,, all granted under the Company's 1993 Joint Incentive and Non-Qualified Stock Option Plan (the "Plan"). Does not include 340,000 shares of Common Stock issuable upon the exercise of options based on market price at various vesting dates, 5,000 shares of Common Stock issuable upon the exercise of options at $1.75 per share, 6,000 shares of Common Stock issuable upon the exercise of options at exercise of options at $3.38 per share, 84,000 shares of Stock issuable upon the exercise of options at 50% of market price at various vesting dates, 10,000 shares of Common Stock issuable at $3.38 per share, 10,000 shares of Common Stock issuable upon the exercise of options at $1.75 per share and 10,000 shares of Common Stock issuable upon the exercise of options at $2.62 per share, all granted under non-plan employee and independent contractor stock option agreements. Does not include 100,000 shares of Common Stock issuable on the exercise of options at $5.125 per share or 150,000 shares of Common Stock issuable on the exercise of options at $5.13 per share.

(2) Assumes the issuance of 239,975 shares of Common Stock issuable upon the exercise of bridge loan Class B Warrants, 101,566 shares of Common Stock issuable pursuant to the Underwriter's Warrants, 50,783 shares of Common Stock issuable upon the exercise of the Redeemable Public Warrants that are issuable upon exercise of the Underwriter's Warrants, 65,000 shares of Common Stock issuable on the exercise of options at $2.50 per share, 100,000 shares of Common Stock issuable on the exercise of options at $5.125 per share, 150,000 shares of Common Stock issuable on the exercise of options at $5.13 per share, 139,921 shares of Common Stock issuable upon the exercise of options at $3.65 per share, 280,081 shares of Common Stock issuable upon the exercise of options at $2.60 per share,and 507,926 shares of Common Stock issuable on the exercise of public redeemable warrants at $4.67 per share. Does not include 340,000 shares of Common Stock issuable upon the exercise of options based on market price at various vesting dates, 5,000 shares of Common Stock issuable upon the exercise of options at $1.75 per share, 6,000 shares of Common Stock issuable upon the exercise of options at $3.38 per share, 84,000 shares of Common Stock issuable upon the exercise of options at 50% of market price at various vesting dates, 10,000 shares of Common Stock issuable at $3.38 per share, 10,000 shares of Common Stock issuable upon the exercise of options at $1.75 per share and 10,000 shares of Common Stock issuable upon the exercise of options at $2.62 per share, all granted under non-plan employee stock agreements.

(3) The Common Stock offered hereunder will be issued in connection with the exercise of the outstanding Redeemable Public Warrants, the Underwriter's Warrants, the Redeemable Public Warrants issuable on exercise of Underwriter's Warrants, the bridge loan Class B Warrants and certain other outstanding options.

(4) Assumed to be exercised in connection with the offering.

(5) The Redeemable Public Warrants registered hereunder are issuable upon, and assume the exercise of, the Underwriter's Warrants.

                                  RISK FACTORS

         An investment in the Common Stock offered hereby involves a high degree of risk. Common Stock should not be purchased by a person who cannot afford the loss of his or her entire investment. The following risks, in addition to those discussed elsewhere in this Prospectus, should be considered carefully in evaluating the Company and its business prior to purchasing any of the Units offered hereby.

         1. Costs and Material Effects of Rapid Expansion. In order to open new offices, the Company incurs significant expenses to purchase furniture, equipment and supplies. The Company has found that a new office usually suffers a loss in its first year of operation, shows no material profit or loss in its second year of operation and does not attain profitability, if ever, until its third year of operation. Therefore, the Company's operating income may be reduced in any year that the Company opens a number of new offices that is significant in relation to the number of its existing older offices. The Company opened 15 new offices in January 1994, and during its 1994 fiscal year, the Company earned $687,159 from operations. In January 1995 the Company opened 22 new offices, and in its 1995 fiscal year, the Company earned $583,164 from operations, a decrease of 15% as compared to 1994. In addition, the Company believes that income from offices opened in 1994 had begun to contribute to the Company's earnings in 1995. In January 1996, the Company opened 44 new offices and closed five by the end of the year, generating for the 1996 fiscal year, $594,529 in operating income. In January 1997, the Company opened 8 new offices.

         A rapid expansion of offices may, therefore, reduce the Company's short-term net income or result in losses. No assurance, however, can be given that new offices will ultimately operate profitably and increase the Company's net income in the long term.

         In addition, the Company plans to acquire small tax preparation practices. The success of the Company will in large part be dependent upon the successful operation of the practices acquired. No assurance can be given that the Company will be able to successfully operate the practices that it acquires.

         2. Seasonality and Need for Additional Financing. If the Company encounters more difficulty in the acceptance of its services or in other areas, or if the financial planners whom the Company recruits or the practices that it acquires are not as successful as the Company anticipates, then the Company may require additional financing for marketing and sales, the opening of new offices, and/or general working capital. The Company also plans to fund any additional capital requirements of JT Securities, its wholly owned subsidiary, which is registered as a securities broker/dealer, from its profits, cash reserves and borrowings. JT Securities, as a registered broker/dealer and registered investment advisor, will be subject to regulations requiring it to maintain certain net capital amounts, and the expenses of establishing a broker/dealer cannot be predicted with certainty. The Company will also require approximately $2,000,000 of financing each year to fund its operations during tax season, particularly because, in the past, the Company experiences quarterly losses from July 1st to December 31st each year. No assurance can be given that such financing will be available to the Company, or, if it is available, that it will be on terms favorable to the Company.

         3. Competition. The income tax preparation and financial planning services industry is highly competitive. The Company's competitors include companies specializing in income tax preparation as well as companies that provide general financial services. Many of these, which include H+R Block, Inc., H.D. Vest, Inc., Jackson Hewitt Tax Service, Inc. and Triple Check Income Tax Service, Inc. in the tax preparation field, and many well-known brokerage and other firms in the financial services field, have significantly greater financial and other resources than the Company. No assurance can be given that the Company will be able to compete successfully with other older, more established companies. See "BUSINESS--Competition."

         In addition, the Company may suffer from competition from departing employees and affiliated financial planners. Although the Company attempts to restrict such competition contractually, as a practical matter, enforcement of contractual provisions prohibiting small-scale competition by individuals is difficult. In the past, departing employees and affiliated financial planners have competed with the Company. They have the advantage of knowing the Company's methods and, in some cases, having access to the Company's clients. No assurance can be given that the Company will be able to retain its most important employees and financial planners or that the Company will be able to prevent competition from them or successfully compete against them.

         4. Profit Sharing with Managers. Approximately 19 of the managers of offices of the Company, who manage approximately 35 of the Company's offices, have profit sharing arrangements with the Company by which managers of an office are paid a bonus equal to a specified percentage, approximately 40% of the pre-tax income attributable to such office during each calendar year. In addition, if a manager operates an office that generates a loss, that loss is applied against income from any other office managed by such manager and then against any future income of the office, to be absorbed in full before said manager may receive any bonus. The participation of such managers in the profits of the offices owned by the Company, which the Company views as important incentive compensation, may nonetheless result in an increase in compensation expenses as the Company's offices become more profitable and such bonuses to such managers proportionally increase. This is an upside risk, which dampens the Company's profits and may operate to inhibit growth in the Company's overall profitability. The Company paid $20,402 and $37,873 in such bonus compensation for calendar years 1995 and 1994, respectively. No executive officer of the

Company receives such compensation. The Company, in some circumstances, plans to enter into such profit sharing arrangements with managers of its future offices.

         5. Dependence Upon Key Personnel. The Company is dependent upon the services of James Ciocia, its President, Thomas Povinelli, its Executive Vice President, Gary Besmer, its Vice President, and Kathryn Travis, its Secretary. The loss or interruption of the services of any of these individuals would have a material adverse effect on the Company. The Company carries life insurance for Thomas Povinelli and is in the process of obtaining life insurance for James Ciocia. Although the Company does not carry life insurance for the rest of the officers, such officers own large holdings of Common Stock of the Company and therefore have a substantial interest in the success of the Company.

         6. Potential Civil and Criminal Liabilities. The Company's business preparing tax returns subjects it to potential civil liabilities under the Internal Revenue Code and the regulations promulgated thereunder. Civil penalties, ranging from $50 to $10,000 per violation, could be assessed against the Company for failure to observe certain ministerial requirements, failure to keep required records, improper disclosure of taxpayer records, or failure to maintain required ethical standards with respect to the accuracy of the returns and the positions taken therein regarding taxpayer liability for taxes. In addition, because none of the full-time employees of the Company is an attorney, and only one is a certified public accountant or otherwise enrolled to practice before the IRS, the employees of the Company are strictly limited as to the roles they may take in assisting a client in an audit with the IRS. Although the Company has not been assessed with material civil penalties or fines, and although the Company intends to comply with all applicable laws and regulations, no assurance can be given that the Company will never incur any material fines or penalties. The Company does not maintain any professional liability or 'malpractice' insurance policy. The Company has never been the subject of a malpractice claim, but if many such claims were made, they could adversely affect the Company.

         In addition, making fraudulent statements on a tax return, willfully delivering fraudulent documents to the IRS and unauthorized disclosure of taxpayer information can constitute criminal offenses. Criminal penalties for such offenses range from $1,000 and/or one year of imprisonment to $500,000 and/or three years of imprisonment per violation. The Company has never been charged with a criminal offense.

         7. Potential Liability for Failure to Register as a Broker/Dealer or an Investment Adviser. As of July 1, 1994, all of the Company's business relationships with registered representatives of an unaffiliated securities broker/dealer have been transacted through the Company's wholly owned subsidiary, JT Securities, a registered securities broker/dealer. In addition, JT Securities registered as an investment advisor with the Commission and with the appropriate authorities in New York State and Florida on June 8, 1995. The Company believes that, prior to the registration of JT Securities, the Company's business activities did not constitute it as a broker/dealer of securities or as an investment adviser.

         Prior to such registrations, if the Company was acting as a broker/dealer, then it would have been required to register as such with the Commission, with the National Association of Securities Dealers, Inc. ("NASD"), and possibly with various state authorities, and if the Company was acting as an investment adviser, then it would have been required to register as such with the Commission and with various state authorities. In addition, the fact that the Company has not registered in the past could subject it to civil liabilities, and, possibly, a final order barring the participation of the Company and its principals in the securities industry, in the case that it is determined by an appropriate governmental authority that such registration was required. Registration and the related reporting obligations impose additional costs on the Company and limitations on its manner of doing business.

         The Company derives a material portion of its revenues from JT Securities, which earns a share of commissions with an unaffiliated broker/dealer and a share of money management fees from registered investment advisors. JT Securities is registered as a securities broker/dealer and an investment advisor with the Securities and Exchange Commission and is a member of the NASD. JT Securities is also registered as a broker/dealer in New York State, and a registered investment advisor in New York State and Florida, but is not currently registered as a broker/dealer or investment advisor in any of the other states in which the Company has offices. The Company does not believe that JT Securities is required to register as a broker/dealer or investment advisor in such other states based upon its current activities, however, no assurance can be given that state securities officials would not consider JT Securities to be acting as an unregistered broker/dealer or investment advisor in such states. The Company does intend to cause JT Securities to register in other states to enable it to expand the scope of its business there.

         8. Potential Liability for New York State Unemployment Insurance Contributions. The New York State Department of Labor, in connection with an audit of the Company's unemployment insurance contributions for the period from January 1, 1986 through September 30, 1989, has assessed approximately $30,000, plus interest and penalties, based on the claim that tax preparers and financial planners reported by the Company to be independent contractors were employees. After a hearing, the initial determination of the audit was sustained by an administrative law judge. The Company contested this assessment through an appeal, which was denied in January 1996. The Company has determined not to pursue the appeal process and has recorded a liability of $81,679. The Company believes that no claim will be made by the Internal Revenue Service based on the claimed status of such independent contractors because the applicable statute of limitations has expired for an assessment on the collection of taxes during the relevant period. From and after September 30, 1989, the Company treated its independent contractors as employees for unemployment insurance purposes, and the Company has been paying unemployment insurance since September 30, 1989 for these individuals and, as of the date of this Prospectus, is current with its payments.

         9. Trademark. The Company has registered its "Gilman + CiociaR" trademark with the U.S. Patent and Trademark Office. No assurance can be given that the Company would be able successfully to defend its trademark if forced to litigate its enforceability. The Company believes that its trademark "Gilman + CiociaR" constitutes a valuable marketing factor. If the Company were to lose the use of such trademark, its sales could be adversely affected.

         10. Expansion into Financial Planning. The Company plans to expand into the area of financial planning and recruit financial planners, which would require offering guaranteed salaries and bonuses. The success of the Company will in large part be dependent upon the successful operation of the financial planners who are recruited. No assurance can be given that such financial planners will be successful in their ventures.

         11. Control by Management. The current management of the Company owns approximately 51% of the outstanding Common Stock of the Company. No cumulative voting is in effect for the election of directors of the Company, and no such arrangement is currently contemplated. The current management will, therefore, be able to elect all of the directors and thereby effectively continue to control the Company. See "DESCRIPTION OF SECURITIES."

         12. Preferred Stock May Inhibit Change of Control. The Company has authorized 100,000 shares of Preferred Stock, which may be issued, without approval by the shareholders of the Company, by the Board of Directors of the Company in such classes, with such designations, rights and preferences and at such prices as the Board of Directors determines to be in the best interest of the Company. Holders of such Preferred Stock so issued could have preferential rights over the holders of Common Stock in a liquidation of the Company. In addition, although management of the Company will control approximately 51% of the outstanding Common Stock, if at any time in the future management does not control a majority of the outstanding Common Stock, then Preferred Stock with special voting or other rights could be issued that could entrench current management and adversely affect any proposed change of control of the Company.

         13. Management Discretion in Use of Proceeds. The proceeds of the Offering will be utilized predominately for the opening of new offices, recruiting financial planners, acquiring existing tax preparation practices, marketing and sales, general and administrative expenses and working capital requirements. However, management will have broad discretion over the application and allocation of the use of the net proceeds. See "USE OF PROCEEDS."

         14. Immediate Dilution. At the current market price of $3.88 and assuming that all outstanding options are exercised and shares of Common Stock are sold, purchasers of Common Stock will experience a dilution of $2.32.(1)

         15. No Dividends. Since its initial public offering of securities in 1994, the Company has paid no dividends, and it does not plan to pay dividends in the foreseeable future. The Company currently intends to retain any earnings to finance the growth of the Company.

         16. Potential Future Sales pursuant to Rule 144. Of the 5,550,582 shares of Common Stock currently issued and outstanding 3,500,000 shares are "restricted securities" as that term is defined under the Securities Act of 1933, as amended (the "Act"). In general, under Rule 144 promulgated under the Act, a person who has satisfied a two-year holding period may, under certain circumstances, sell, within any three-month period, a number of shares that does not exceed the greater of one percent of the then outstanding shares of Common Stock or the average weekly trading volume of such shares during the four calendar weeks prior to such sale. Rule 144 also permits, under certain circumstances, the sale of shares of Common Stock by a person who is not an "affiliate" of the Company (as defined in Rule 144) and who has satisfied a three-year holding period, without any volume or other limitation. Of the shares of Common Stock currently outstanding, almost all of the "restricted" shares have already been held for the two-year holding period mentioned above and 606,603 of the "restricted" shares have been held for longer than three years and are not owned by control shareholders. The shareholders holding 3,911,037 shares of Common Stock at the time of the Company's initial public offering of securities agreed with the underwriter of the Company's initial public offering, Patterson Travis, Inc. ("Patterson Travis"), not to sell their Common Stock for a period of two years after September 9, 1994, however, such agreement has expired.

         The Company has granted 705,000 options to purchase shares of the Company's Common Stock to three individuals and two consultants in addition to the 485,002 granted to employees in conjunction with its 1993 Joint Incentive and Non-qualified Stock Option Plan, of which 65,000 were sold to an outside party. The shares issuable upon exercise of such options would be eligible for resale under Rule 144 after two years following the exercise of such options or earlier if the underlying Common Stock were registered by the Company.

--------
         (1) This calculation assumes that the following shares of common stock, options and warrants will be fully exercised: 507,926 Redeemable Public Warrants, 50,783 Redeemable Public Warrants issuable upon the exercise of underwriter's warrants, 50,783 underwriter's warrants, 239,975 Class B bridge warrants, 250,000 options to various consultants to the Company, 65,000 options to an outside party and 1,087,002 options to various employees of the Company, of which 212,000 options have terminated.

         The sale of restricted Common Stock in the future, or even the possibility that it may be sold, may have an adverse affect on the market price for the Common Stock.

         17. Underwriter's Warrants, Other Warrants and Certain Options Being Registered. The Company is registering for sale up to 507,926 shares underlying the Redeemable Public Warrants and 101,566 shares of Common Stock issuable pursuant to the Underwriter's Warrants, 50,783 shares of Common Stock issuable upon the exercise of Redeemable Public Warrants that are issuable upon exercise of the Underwriter's Warrants, 239,975 shares issuable upon the exercise of Class B Warrants to purchase Common Stock at $3.13 per share, 100,000 shares of Common Stock issuable upon the exercise of options at $5.125 per share, 150,000 shares issuable upon exercise of options at $5.13 per share, 65,000 shares issuable upon exercise of options at $2.50 per share, 139,921 shares of Common Stock issuable upon the exercise of options at $3.65 per share, and 280,081 shares of Common Stock issuable upon the exercise of options at $2.60 per share. Exercise of such Redeemable Class B Warrants and the Underwriter's Warrants, as well as options granted to employees and consultants of the Company, could occur at a time that the Company could probably obtain financing on better terms, and such exercise would likely dilute the percentage ownership interest of holders of Common Stock. In addition, the offering for sale of some or all of such underlying Common Stock, or even the possibility of such sale, may have an adverse affect on the market price for the Common Stock. See "DESCRIPTION OF SECURITIES" and "PLAN OF DISTRIBUTION."

         This prospectus does not include the registration of 340,000 shares of Common Stock issuable upon the exercise of options based on market price at various vesting dates, 5,000 shares of Common Stock issuable upon the exercise of options at $1.75 per share, 6,000 shares of Common Stock issuable upon the exercise of options at exercise of options at $3.38 per share, 84,000 shares of Common Stock issuable upon the exercise of options at 50% of market price at various vesting dates, 10,000 shares of Common Stock issuable at $3.38 per share, 10,000 shares of Common Stock issuable upon the exercise of options at $1.75 per share and 10,000 shares of Common Stock issuable upon the exercise of options at $2.62 per share, which were all included in a registration statement on Form S-8 that was filed with the Commission on October 28, 1996.

         18. Rules Limiting Broker-Dealer Sales of Company Shares. It is possible that the Company's Common Stock will be covered by a Commission rule that imposes additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000, or $300,000 jointly with their spouse). For transactions covered by the rule, the broker-dealer must make a special suitability determination for the purchaser and receive the purchaser's written agreement to the transaction prior to the sale.

         In addition, it is possible that an underwriter's participation in the trading market of the Common Stock and the Redeemable Warrants will be covered by a Commission rule that imposes additional disclosure requirements on broker-dealers in "penny stock" transactions. Although the Common Stock is currently outside the definition of a "penny stock" under the applicable rules, in the event the Common Stock were subsequently to become characterized as a "penny stock," as a result of being delisted from The NASDAQ SmallCap Stock Market or otherwise, broker/dealers effecting transactions for clients in the Common Stock will be required to make extensive disclosures to such clients in certain circumstances regarding the Common Stock, including bid, offer and other pricing information relating to the Common Stock, such broker/dealer's compensation and the compensation of associated persons in connection with the transaction, and such client's specific account information. Such additional burdens imposed upon broker/dealers may discourage broker/dealers from effecting transactions in the Common Stock. Consequently, these rules may affect the ability of broker-dealers to sell the Company's securities and also may affect the ability of purchasers of Common Stock to sell their securities in the secondary market.

         19. Limitation on Directors' Liabilities under Delaware Law. Pursuant to the Company's Certificate of Incorporation and under Delaware law, directors of the Company are not liable to the Company or its stockholders for monetary damages for breach of fiduciary duty, except for liability in connection with a breach of duty of loyalty, for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, for dividend payments or stock repurchases illegal under Delaware law or any transaction in which a director has derived an improper personal benefit. See "MANAGEMENT."

                               MARKET INFORMATION


         The Principal market on which the Company's Common Stock trades is The NASDAQ SmallCap Stock Market under the symbol "GTAX." Prior to December 1994 no public market existed for the Company's securities.


         The following table sets forth the high and low sales prices for the Common Stock during the period indicated:

                                                 Sales Prices
                                                 ------------
Quarter Ended                                  High        Low
-------------                                  ----        ---
December 31, 1994                              $ 3 3/4   $ 3 1/2

March 31, 1995                                 $ 4       $ 2 1/4

June 30, 1995                                  $ 4 1/8   $ 2 1/4

September 30, 1995                             $ 5 5/8   $ 3 1/8

December 31, 1995                              $ 7 1/2   $ 5 1/4

March 31, 1996                                 $ 7 7/16  $ 5 1/2

June 30, 1996                                  $ 7 1/4   $ 5 3/8

September 30, 1996                             $ 6 1/2   $ 5 1/4

December 31, 1996                              $ 3 1/2   $ 2

         As of January 31, 1997, the approximate number of holders of record of the Common Stock was 325.

         The Company has not paid dividends to its shareholders since its initial public offering and does not plan to pay dividends in the foreseeable future. The Company currently intends to retain any earnings to finance the growth of the Company.

         The Company's NASDAQ symbols are:

Common Stock...........................      GTAX
Redeemable Warrants....................      GTAX-W

                                 USE OF PROCEEDS

         The Company will not receive any of the proceeds from the sale of shares of Common Stock by the Selling Securityholders; all proceeds will be paid directly to the Selling Securityholders. See "SELLING SECURITYHOLDERS." The Company could receive $6,470,293 of gross proceeds from the exercise of all of the currently outstanding Redeemable Warrants, the bridge loan Class B Warrants, the Underwriter's Warrants, the Redeemable Public Warrants issuable upon exercise of the Underwriter's Warrants and 947,002 additional shares of Common Stock issuable upon the exercise of options. However, such exercise of any of the outstanding options and warrants is not assured.

         The Company estimates that it will incur approximately $70,000 in expenses relating to this offering and intends to use the net proceeds for working capital purposes. Such funds will not be kept separate from other funds of the Company and collectively will be used to pay all obligations of the Company including compensation to the officers. No proceeds are allocated specifically to any other payment, directly or indirectly, to directors, officers or their affiliates. The officers of the Company have broad discretion over the use of proceeds. See Risk Factors -- Management Discretion in Use of Proceeds.

         The sale and issuance of securities upon the exercise of Redeemable Public Warrants will result in proceeds directly to the Company as follows:

=================================================================
                                      UNDERWRITING
                           PRICE TO   DISCOUNTS AND   PROCEEDS TO
                           PUBLIC(1)  COMMISSIONS(2)   ISSUER(3)
-----------------------------------------------------------------
Per Share of Common Stock

507,926 Shares             $4.67(4)      $-0-         $2,372,014


-----------------------------------------------------------------
 TOTAL.........                                       $2,372,014
=================================================================

----------
(1) The 507,926 shares of Common Stock issuable at $4.67 per share consist of the shares issuable upon the exercise of the 507,926 currently outstanding Redeemable Public Warrants.

(2) The securities registered hereunder will not be sold through an underwriter.

(3) All expenses of this registration other than commissions and concessions are payable by the Company, and are estimated at $70,000.

(4) The warrant exercise price is the price warrantholders may buy Common Stock upon the exercise of Redeemable Public Warrants.

           The sale of securities of Securityholders does not result in any proceeds to the Company. However, it presumes exercise of outstanding warrants and options, and proceeds to the issuer as follows:

==========================================================
                                UNDERWRITING
                  PRICE TO      DISCOUNTS AND  PROCEEDS TO
                PUBLIC(1)(2)   COMMISSIONS(3)   ISSUER(4)
----------------------------------------------------------
Per Share of
Common Stock

    50,783
    Shares       $ 4.67 (1)         $-0-        $ 237,157

    101,566
    Shares       $ 4.20 (1)         $-0-        $ 426,577


    239,975      $ 3.13 (2)         $-0-        $ 751,122
    Shares

    100,000      $ 5.125 (2)        $-0-        $ 512,500
    Shares

    65,000       $ 2.50 (2)         $-0-        $ 162,500
    Shares

    150,000      $ 5.13 (2)         $-0-        $ 769,500
    Shares

    139,921      $ 3.65 (2)         $-0-        $ 510,712
    Shares

    280,081      $ 2.60 (2)         $-0-        $ 728,211
    Shares


Per Redeemable
Public Warrant

    50,783        $ -0-(5)          $-0-          $ -0-
   Warrants

----------------------------------------------------------
Total.........                      $-0-      $ 4,098,279
==========================================================


----------
(1) The 50,783 Shares of Common Stock issuable at $4.67 per share consist of the shares issuable upon exercise of those Redeemable Public Warrants that are issuable in connection with the exercise of the Underwriter's Warrants. The 101,566 shares of Common Stock issuable at $4.20 per share consist of the shares of Common Stock issuable upon the exercise of the

           Underwriter's Warrants. The 239,975 shares of Common Stock issuable at $3.13 per share consist of the shares of Common Stock issuable upon the exercise of the outstanding bridge loan Class B Warrants.

(2) Shares of Common Stock issuable upon the exercise of outstanding options.

(3) The securities registered hereunder will not be sold through an underwriter.

(4) All expenses of this registration other than commissions and concessions are payable by the Company, and are estimated at $70,000.

(5) The 50,783 Redeemable Public Warrants are issuable upon the exercise of the Underwriter's Warrants. For the purposes of this chart, the entire exercise price of the Underwriter's Warrants has been allocated to the Common Stock issuable thereon.

           MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                            AND RESULTS OF OPERATIONS

PLAN OF OPERATION



         Over the past two fiscal years, the Company opened 66 new offices which represents 56% of all offices at June 30, 1996. The Company plans to continue its expansion and open new offices during the next year (although no specific target has been set), recruit successful financial planners and acquire existing tax preparation practices. The Company anticipates funding this growth through operating profits and use of its short-term line of credit but anticipates the availability of additional funds through the exercise of outstanding options and warrants because the sale and/or resale of the common stock underlying such securities is currently being registered pursuant to this registration. However, there can be no assurance that the offering will be consummated or that any of such options or warrants will be exercised.



         The Company anticipates that opening new offices will increase its revenues, but will involve a substantial increase in costs. The Company has no basis to predict whether its new offices will have a material effect on its net income. The Company believes that its new offices can ultimately be operated profitably, but expansion may initially reduce the Company's profits or result in an overall loss in future years.



         During the Company's 1996 fiscal year, the Company commenced operations of a direct mail division in order to control the substantial costs of advertising its many offices. The Company believes that the direct mail division will eventually result in lower advertising costs on per-office basis, as the Company takes advantage of economies of scale. The Company intends for its direct mail division to operate as an independent division and solicit its own customers for its direct mail services.

         No events or transactions have occurred subsequent to September 30, 1996, and the Company is not aware of any material trend, that would materially affect an investor's understanding of the Company's financial condition or its results of operations.



RESULTS OF OPERATIONS

         1996 and 1995 Fiscal Years Compared

         The Company's revenues for the fiscal year ended June 30, 1996 were $16,509,677 as compared to revenues of $9,932,161 for the prior fiscal year. The increase in revenues for its 1996 fiscal year from its 1995 fiscal year is attributable to: (1) the Company's opening of forty four new offices in January 1996 (the "1996 New Offices") and the acquisition of ten customer lists which resulted in increased revenues from tax preparation services of $1,041,000; (2) continued growth of the existing offices which resulted in increased revenues from tax preparation services, of approximately $450,000; (3) increased financial planning revenues of approximately $2,400,000 over all offices; and (4) revenues of approximately $2,690,000 from its direct mailing services which were not offered by the Company in its 1995 fiscal year.



           The Company's total revenues for the year ended June 30, 1996 consist of $8,147,986 for tax preparation services, $5,671,905 for financial planning services and $2,689,786 for direct mailing services. The Company's total revenues for the year ended June 30, 1995 consist of $6,657,520 for tax preparation services and $3,274,541 for financial planning services; and $0 for direct mailing services, which were not offered by the Company in its 1995 fiscal year.

           The rapid growth in financial planning revenues compared to tax return preparation services is primarily the result of the acquisition of Gilbert Financial Services, Inc. ("Gilbert Financial"), which accounted for $1,200,000 of the growth in financial planning revenues. Gilbert Financial, the business of which is now conducted in one of the Company's pre-1996 Offices, is the only company that the Company has acquired in the past three years that concentrated on financial planning services. The Company plans to continue to expand this segment of the business because the Company believes that this segment has the most earnings potential.



           The remaining growth in financial planning revenues is a result of the Company's benefiting from a year of rapidly rising equity security prices in the marketplace, which induced clients to invest funds with the Company, generating commission revenues for the Company. Any reduction in the rate of increase of equity securities' prices in the marketplace could reduce the increase in investments that the Company's clients make through the Company, and falling market prices of securities could result in a reduction that would offset other sources of growth in the Company's financial planning revenues. The 1996 growth of the financial planning services was not significantly affected by the opening of the 1996 New Offices. The Company has normally experienced a 6 to 12 month delay after the opening of a new office before such office generates significant financial planning revenues.



           The Company's operating expenses for the 1996 fiscal year were $15,915,148 as compared to operating expenses of $9,348,997 for the 1995 fiscal year. The increase of 70.2% in the Company's operating expenses for its 1996 fiscal year from its 1995 fiscal year was attributable to $2,774,128 in salaries and commissions; $791,916 in general and administrative expenses; $539,947 in advertising; $1,682,108 for direct mail costs; $590,223 in rent; and $312,829 in depreciation and amortization, offset by a reimbursement of financial planning expenses of $125,000.

           The increases in operating expenses are primarily the result of the commencement of operations of the Company's Progressive Mailing division ("Progressive"), which accounted for the direct mail costs of $1,682,000, salaries of direct mail division personnel of $626,000 and other expenses of the division of approximately $384,000. Such expenses were incurred by Progressive in performing services for third parties. The Company, however, began a direct mail division in order to eventually reduce its own mailing costs for advertising at its many offices by obtaining those services at direct cost from its own division. As the Company continues to add offices, the Company believes that the operation of Progressive will decrease its advertising costs on a per office basis.

           Other reasons for the increases in operating expenses are the increase in financial planning services, the addition of the 1996 New Offices and having a full year of operating expenses for the 22 offices opened in January of 1995.

           The increase in salaries and commissions is due to increased financial planning activities (which generates commissions that are generally shared with the Company's employees and independent contractors) in the amount of approximately $950,000, a non-cash compensation charge of approximately $437,000 related to the issuance of stock options, the amortization of advances to financial planners and the forgiveness of officers' loans, $626,000 in salaries for the direct mailing division and approximately $530,000 in salaries and commissions for personnel working at the 1996 New Offices. The increase in salaries and commissions that resulted from increased financial planning activities is predominantly the result of increased investments by clients that resulted in increased commissions.



           The increase in depreciation and amortization is due primarily to the acquisition of ten customer lists for approximately $730,000 and the capital expenditures the Company made during the last two fiscal years. The increase in advertising is primarily due to the 1996 New Offices. The increase in rent is due to approximately $247,000 for the 1996 New Offices, approximately $94,000 for the direct mail division (which did not operate in the Company's 1995 fiscal year) and approximately $249,000 in existing offices.



           The increase of $791,916 in general and administrative expenses from the Company's 1995 to its 1996 fiscal years resulted from the Company's expansion of operations. Such increase was primarily the result of the inclusion of six months of expenses for the 44 new offices opened in January 1996, as well as a full year of expenses for the 22 new offices opened in January 1995. These offices generated increases of approximately $72,000 in office supplies, $147,000 in office expenses and $118,000 in telephone charges. In addition, increased financial planning activities resulted in an increase of approximately $151,000 in clearing fees, and the direct mail division (which had no operations during the Company's 1995 fiscal year) incurred $250,000 of general and administrative expenses during the Company's 1996 fiscal year.

           Such increase in general and administrative expenses of approximately 35% was significantly less than the approximately 66% increase in revenues between the two fiscal years. The reasons for the discrepancy are, one, that the revenues increased based on the inclusion of the high tax season revenues from 44 1996 New Offices but only half (January through June) of the annual expenses associated with such offices, and, two, while the Company realized significant growth in revenues related to Gilbert Financial, the increase in general and administrative expenses related to such growth was nominal.



           The increase in other income of $242,475 or 481% is due to the Company's investment in partnership and an increase in realized gains of approximately $76,000 on the sale of marketable securities. In July 1995, the Company, together with an officer of the Company and one of its former officers, formed an investment partnership, which yielded income of approximately $198,000 during the Company's 1996 fiscal year. In addition, during the Company's 1996 fiscal year, the Company liquidated marketable securities of $2,095,750 to fund its expansion resulting in a realized gain of approximately $91,000.



           The Company's income before provision for income taxes for its 1996 fiscal year is $887,373 as compared to $633,533 for its 1995 fiscal year. The increase of 40.1% is primarily attributable to income from the investment in partnership of approximately $198,000 and an increase in the realized gain from sale of marketable securities of approximately $76,000. The income before provision for income taxes of the Company's tax preparation and financial planning segments remained approximately constant and the Company's direct mail division operated on a break-even basis in the Company's 1996 fiscal year.



           Taxes on income decreased as a percentage of income before taxes as a result of the Company's filing consolidated tax returns for its 1996 fiscal year. During the Company's 1995 fiscal year, the Company and JT Securities filed separate tax returns. The Company changed its tax reporting year from a calendar year to a fiscal year which resulted in two tax closings during its 1995 fiscal year.

           The Company's business is highly seasonal, with the majority of its revenue earned in the first four months of the calendar year. The effect of inflation has not been significant to the Company's business in recent years.

           The segment financial information in this Prospectus should not be construed to imply that the Company's financial planning business could be operated as a stand alone business without the Company's tax return preparation business as a lead in. The Company's tax return preparation business and its financial planning business are closely linked together in that such various lines of business generally use the same employees, assets, marketing and facilities and can not be easily separated. The

Company believes that its tax return preparation business is inextricably intertwined with, and a necessary adjunct to, its financial planning activities and that the two segments can be viewed meaningfully only as a whole.




           Quarters Ended September 30, 1996 and September 30, 1995
           Compared




           The Company's revenues for the three months ended September 30, 1996 were $ 2,159,800 as compared to revenues of $1,828,404 for the comparable period of the prior year. The increase in revenues of 18.1% for the quarter ended September 30, 1996 from the comparable period of the prior year is attributable to the opening of the 1996 New Offices (which generated tax preparation revenues that contributed approximately $43,000 of the increase in tax preparation revenues in the quarter ended September 30, 1996) and to the existing offices (which accounted for $14,500 of additional tax preparation revenues), increased financial planning revenues of approximately $204,000 (which was primarily generated in the pre-1996 offices), and increased revenues of approximately $70,000 from the direct mail division.



           The Company's total revenues for the quarter ended September 30, 1996 consist of $233,943 for tax preparation services, $1,368 ,421 for financial planning services, and $557,386 for direct mail services. The Company's total revenues for its quarter ended September 30, 1995 consist of $176,943 for tax preparation services, $1,164,226 for financial planning services and $487,235 for direct mail division.



           The increase in the Company's financial planning revenues for the quarter ended September 30, 1996 compared to the prior year's first quarter of approximately 17.5% was substantially the same as the Company's overall 18.1% growth in revenues between the two periods. The increase in such financial planning revenues is attributable to the integration of 15 additional financial planners, a $50,000 increase in revenues attributable to Gilbert Financial in the quarter ended September 30, 1996 over revenues attributable to Gilbert Financial in comparable quarter of the prior year, and ordinary growth in the Company's operations.

           Despite an increase of only 18.1% in revenues, the Company's operating expenses primarily increased by approximately $1,121,000 or 58.4% as a result of the 1996 New Offices and the seasonality of the Company's business. Offices opened in January generally do not generate significant financial planning revenues during the same calendar year. The 44 1996 New Offices represented approximately a 50% increase in offices, however, these offices, while contributing comparatively little to the Company's financial planning revenues (the source of the vast majority of revenues for the quarter ended September 30th), contributed significantly to operating expenses. Other reasons for such a large percentage increase in expenses as compared to such percentage increase in revenues are: the expansion of the Company's direct mail services, which resulted in increased costs of approximately $108,000; the absence of a one-time $125,000 cost reimbursement by a financial planner; and other increases in general and administrative expenses related to efforts to expand office practices such as telemarketing.

           The Company's operating expenses for the quarter ended September 30, 1996 were $3,041,294 as compared to operating expenses of $1,919,842 for the comparable period of the prior year. The 58.4% increase in the Company's operating expenses for its quarter ended September 30, 1996 from the comparable period of the prior year was attributable to $464,848 in salaries and commissions; $197,733 in general and administrative expenses; $40,504 for direct mail costs; $187,000 for rent; $99,000 for depreciation and amortization and $125,000 as a result of the Company having not received a reimbursement of financial planning expenses in the three months ended September 30, 1996 (see notes to consolidated financial statements).

           The increase in operating expenses of approximately $1,121,000 is attributed as follows; $325,000 to the 1996 New Offices; $108,000 to Progressive (includes overall costs, most of which is due to costs incurred for Progressive services to third parties); $563,000 to pre-1996 Offices and $125,000 increase as a result of the Company having not received a reimbursement of financial planning expenses in the three months ended September 30, 1996.

           The increase in salaries and commissions is due to increased salaries and commissions for the personnel working at the 1996 New Offices of approximately $47,000, increased salaries and commissions for personnel working at existing offices of approximately $361,000 (the increase in salaries and commissions at existing offices being the result primarily of increased financial planning activities because of increased investments by clients that resulted in increased commissions and approximately $30,000 related to the amortization of advances to financial planners made when they joined the Company), and approximately $57,000 in salaries for increased personnel working in the direct mailing division (which expanded its operations from the quarter ended September 30, 1995, the first quarter in which the Company operated a direct mail division).

           The increase of approximately $198,000 in general and administrative expenses is primarily due to increases of approximately: $56,000 in telephone, $32,000 in repairs and maintenance, $17,000 in utilities, $13,000 in insurance, $32,000 in professional fees incurred in connection with the Company's registration related to this prospectus, and $25,000 recorded as a general provision for bad debts. Approximately $106,000 of the increase is directly attributable to the 1996 New Offices, approximately $80,000 to the pre-existing offices related to normal cost increases required to support expanded operations at existing offices and approximately $10,000 to the Company's direct mail division.



           The 134% increase in depreciation and amortization (approximately $38,000 for the 1996 New Offices and $61,000 for existing offices) is due primarily to acquisitions of fixed assets and intangibles made during the Company's last two fiscal years plus the $270,000 made in the first quarter of the Company's 1997 fiscal year. The increase in rent is due to the 1996 New Offices in the amount of approximately $132,000 and to normal increases of approximately $55,000 in rent for existing offices.

           The increase in direct mail costs is primarily the result of costs incurred for Progressive services to third parties. The Company plans to continue utilizing Progressive to meet its mailing demands for its own offices, but at the same time, expand its clientele of independent third parties.




           The decrease in other income of $232,165 or 156.4% is primarily due to the decrease of approximately $136,000 in income from the Company's investment in partnership (such partnership, a private investment partnership that invests in fluctuating marketable securities, and in which the Company has invested certain available funds, experienced a decline in its portfolio value during the quarter ended September 30, 1996 as compared to appreciation in the comparable quarter of the prior year) and a decrease of approximately $65,000 in realized gains on the sale of marketable securities.

           The Company's loss before credit for income taxes for the three months ended September 30, 1996 is $965,183 as compared to income before provision for income taxes of $57,038 for the three months ended September 30, 1995. The increased loss is attributable to three factors. First, the opening of the 1996 New Offices in January primarily generates revenues from tax preparation services because the Company typically needs six to twelve months from the time a new office begins operations before the office begins to generate revenues from financial planning services. Consequently, the 1996 New Offices will not show any significant financial planning revenue in the quarter ended in September 30. Therefore, the 1996 New Offices opened in January 1996 aggravated the Company's seasonal revenue trough for the quarter ended September
30. Second, the Company's operating costs of existing offices increased due to normal cost increases. Third, the decrease of other income of approximately $232,000 (as discussed above) accounts for 23% of the decrease in income before provision for income taxes from the prior quarter.

LIQUIDITY AND CAPITAL RESOURCES

           1996 and 1995 Fiscal Years Compared

           The Company's cash flows provided by (used in) operating activities was $2,621,862 and ($2,512,849) for the years ended June 30, 1996 and 1995, respectively. The increase of approximately $5,134,711 is due primarily to an increase in net income plus non-cash adjustments of approximately $667,000 and an increase in accounts payable, accrued expenses and other current liabilities of approximately $1,011,000 as a result of the Company's expansion, approximately $2,200,000 in proceeds from the sale of marketable securities and a decrease in the purchase of marketable securities of approximately $2,100,000. These increases were offset by approximately $654,000 in advances to financial planners and an increase in accounts receivable of approximately $168,000 as a result of the Company's expansion. The increase in net income plus non-cash adjustments consists primarily of increases in depreciation and amortization of approximately $313,000 as a result of customer list acquisitions totaling approximately $730,000, capital expenditures of approximately $900,000 and increased compensation expense recognized in connection with the issuance of stock and stock options of approximately $202,000.

           Net cash used in investing activities was $2,420,386 and $1,134,377 for the years ended June 30, 1996 and 1995, respectively. The increase of approximately $1,286,000 is primarily due to increases in capital expenditures of approximately $282,000 and acquisitions of intangible assets of approximately $546,000 and an investment in partnership of approximately $448,000.

           Net cash provided by financing activities decreased by $3,122,006 from $3,806,563 to $684,557 due to proceeds of approximately $3,900,000 in connection with the consummation of the Company's IPO in December 1994 and additional issuances of stock.



           Quarters ended September 30, 1996
           and September 30, 1995 Compared

           The Company's cash flows used in operating activities increased approximately $2,415,000 to $433,780 for the three months ended September 30, 1996 from the $1,980,826 provided by operations for the three months ended September 30, 1995. The increase is primarily due to an increase in net loss plus non-cash adjustments of approximately $282,000, the proceeds from the sale of marketable securities of $2,160,000 (which occurred during the quarter ended September 30, 1995 as the Company liquidated its portfolio to finance its 1996 expansion), and a decrease in the increase in accounts receivable, prepaid expenses and other current assets of approximately $86,000. The increase in net loss plus non-cash adjustments is primarily comprised of increased depreciation and amortization expense of approximately $96,000 and an increase in net loss of approximately $632,000, both resulting from the Company's expansion.

           Net cash used in investing activities was $246,921 and $535,099 for the three months ended September 30, 1996 and 1995, respectively. The decrease of approximately $288,000 is primarily due to increases in capital expenditures of approximately $233,000 (due to the purchase of a building), offset by increased proceeds from the repayment of related party loans of approximately $216,000 and no additional investment in the limited partnership in the first quarter of the Company's 1997 fiscal year.

           Net cash used in financing activities increased by $227,019 to $278,547 from $1,528 due to increased payments of bank loan transactions of approximately $514,000 offset by proceeds from bank loan transactions and notes payable of approximately $250,000.

           The Company has two credit facilities with a bank. The first facility is a line of credit for up to $2,500,000 which expires on October 31, 1997. Borrowings under this line are in the form of short-term notes with interest charged monthly at the bank's prime lending rate plus 1 1/2 %. At September 30, 1996, the Company had an outstanding principal balance of $150,000.

           The second credit facility is an installment note in the principal amount of $1,000,000. The note is payable in 36 equal monthly installments of approximately $28,000, plus interest at the bank's prime lending rate plus 1 3/4%. The final installment is due December, 1999. At September 30, 1996, the note had an outstanding principal balance amounting to $138,887.

           In July 1996, the Company acquired a building to house one of its offices in Babylon, NY for approximately $221,000.

           The Company believes that it could continue to operate without any additional financing (other than its seasonal bank loans) during the next 12 months. The Company anticipates that it will not pay dividends on its Common Stock in the foreseeable future, but will apply any profits to fund the Company's expansion.

RECENT ACCOUNTING PRONOUNCEMENTS

           In March, 1995, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standard ("SFAS") No. 121, "Accounting For the Impairment of Long Lived Assets and for Long Lived Assets to be Disposed Of", which is effective for fiscal years beginning after December 15, 1995. The Company's adoption of SFAS No. 121 as of July 1, 1996, did not have a material impact on its results of operations, financial position or cash flows.

           In October 1995, FASB issued SFAS No. 123, "Accounting for Stock-Based Compensation", which is effective for transactions entered into for fiscal years that begin after December 15, 1995. SFAS No. 123 establishes a fair value method for accounting for stock-based compensation plans either through recognition or disclosure. The Company's adoption of the employee stock-based compensation provisions of SFAS No. 123 as of July 1, 1996 will require disclosure of the pro forma net income and pro forma net income per share amounts assuming the fair value method was adopted July 1, 1995. The adoption of this standard will not impact the Company's consolidated results of operations, financial position or cash flows.

                                    BUSINESS

GENERAL

           Gilman & Ciocia, Inc. (the "Company") was incorporated under the laws of the State of Delaware on September 3, 1993 and is the successor in interest to Gilman & Ciocia, Inc., a New York corporation organized on November 4, 1981, and is a preparer of federal, state and local income tax returns. The Company also earns revenues from acting as an insurance agent and mortgage broker. In addition, the Company's wholly owned subsidiary, JT Securities, Inc. (a registered securities broker/dealer and a registered investment advisor)("JT Securities"), earns a significant portion of the Company's revenues by effecting limited transactions in securities for its clients, and it earns revenues by providing office space, clerical support and client references to registered representatives of another registered securities broker/dealer. Such registered representatives are employees or affiliated financial planners of the Company and effect transactions in securities on behalf of clients of the Company. JT Securities also acts as an investment advisor in conjunction with other investment advisors to manage clients' funds. The Company recently began a division operating as a direct mail service.

           The Company has a total of one hundred and twenty-three offices: forty-three in New York, sixteen in New Jersey, nine in Florida, nine in Arizona, nine in Ohio, seven in Maryland, seven in Connecticut, seven in Washington, six in Massachusetts, five in Nevada, two in California, two in Pennsylvania and one in Kentucky, and it maintains its principal executive office at 475 Northern Boulevard, Great Neck, NY 11021, telephone (516) 482-4860.


HISTORY

           Following its organization in 1981, most of the Company's expansion was effected through separate corporations under common control with the Company. In December 1992, the Company merged with fifteen of such affiliated corporations conducting the same business as the Company, each of which was controlled by the then four sole shareholders of the Company. Prior to such merger, the Company conducted many of its operations jointly with such other affiliated corporations (such as licensing of computer software, ordering and purchasing of furniture, equipment, supplies, accounting, legal and advertising services), so that the merger did not materially affect the Company's operations. In addition to the merger and on its effective date, the Company acquired the assets of another similarly affiliated entity, a joint proprietorship under common control with the Company, in exchange for Common Stock. Several of such affiliated corporations, which did not participate in the merger, were liquidated prior to such merger. Their clients and territories were absorbed by other nearby offices of the Company. The Company opened 15 new offices in January 1994, 22 offices in January 1995, and 44 offices at the beginning of

1996, closing five in 1996, and opened eight new offices in 1997. The Company now has a total of 123 locations.

           On December 13, 1994, the Company successfully completed its initial public offering ("IPO") of securities. The Company sold 507,926 Units (the "Units"), including the underwriter's overallotment option, of its securities to the public at $7.00 per Unit. Each unit consisted of two shares of Common Stock and one warrant to buy one share of Common Stock at $4.67 per share. Proceeds of the offering less underwriting discounts of approximately $278,000 were approximately $3,277,000. Expenses for the IPO totaled approximately $190,000, resulting in net proceeds to the Company of approximately $3,087,000. In connection with the IPO, the Company issued warrants to purchase 50,783 units to the underwriter.

           On February 10, 1995, the Company acquired all the outstanding capital stock of Gilbert Financial Services Inc. ("Gilbert"), a Florida corporation, in exchange for 203,428 shares of the Company's Common Stock. The acquisition by the Company of Gilbert has been accounted for as a combination of companies under common control in a manner similar to a pooling of interests. The services that Gilbert formerly provided were a complement to the Company's business and, as of the date of this Prospectus, are performed by the Company.

           In May 1995, all of the Company's Class A Bridge Loan Warrants were exercised at $2.08 per share, generating additional capital of $748,800 for the Company.

           On June 30, 1995, the Company acquired certain assets in order to commence a direct mail service business under the name of "Progressive Mailing". The Company uses direct mail as its main form of advertising and plans to expand its Progressive Mailing operations into an independent business.

MARKET AND STRATEGIC OVERVIEW

           The Company believes that most middle and upper income Americans require services for preparing income tax returns. Other financial services, such as brokerage for mutual fund investment and the sale of insurance products, have historically been supplied by segmented firms, but the Company believes that the current trend to multiservice firms that provide clients with the convenience of personalized, "one-stop" financial shopping will enable the Company to extend the services that it delivers to its existing tax preparation clients and to attract more clients for its full range of services.

TAX RETURN PREPARATION

           The Company prepares federal, state and local income tax returns for individuals, predominantly in the middle and upper income brackets. Approximately 50% of the Company's revenues are derived from fees for the preparation and filing of tax returns. All tax returns are prepared by employees of the Company. The preparation of a tax return by the Company usually involves a personal meeting at the office between a prospective client and an employee of the Company. At the meeting the Company's employee solicits from the client the information on income and deductions and family status necessary to prepare the client's tax return. After the meeting, drafts of the client's tax returns are prepared. After review and final correction by the tax preparer, the returns are delivered to the client for filing. The client then meets with a financial planner. See "BUSINESS--Financial Planning Services".

           In keeping with the trend toward increasingly automated filing of income tax returns, the Company offers to clients the option of filing their federal income tax returns electronically. Under this system, the final federal income tax return is transmitted to the Internal Revenue Service ("IRS") through a publicly available software package.

           Refund Anticipation Loans are also available to the clients of the Company through arrangements with approved banking institutions. Using this service, a client is able to receive a check in the amount of his federal refund, drawn on an approved bank, at the office where he or she had his or her return prepared. The Company acts only as a facilitator between the client and the bank in preparing and submitting the loan documentation and receives a fee for these services payable upon consummation of the loan. The Company has no liability in connection with these loans. The Company makes no loans, and its funds are not disbursed in any fashion to reimburse customers.

           None of the Company's full-time tax preparers is a certified public accountant, and, therefore, they are limited in the representation that they can provide to clients of the Company on an audit by the IRS.

           The Company's business of preparing income tax returns subjects it to potential civil liabilities under the Internal Revenue Code (the "Code"). Although the Company believes that it complies with all applicable laws and regulations, no assurance can be given that the Company will never incur any material fines or penalties.

           In addition, the Company does not maintain any professional liability or malpractice insurance policy. Although the Company complies with all applicable laws and regulations, no assurance can be given that the Company will not be subject to professional liability or malpractice suits.

           The Company uses publicly available computer software packages for the processing of tax returns. The Company pays standard licensing fees and royalties for such software.

SEASONALITY

           The Company's tax return preparation business is conducted predominantly in the months of February, March and April when most individuals prepare their federal, state and local income tax returns. To prepare for the demand during such periods, the Company, as much as possible, uses its existing employees by offering incentives. The Company has avoided opening offices especially for the tax season and closing them after the peak period. The Company also hires approximately 350 seasonal employees for its peak demand periods. The Company organizes its own training seminars for seasonal tax preparers. The training consists of a biweekly tax course that runs from September through December from 9 a.m. - 4 p.m. on Saturdays. This course covers all aspects of tax return preparation. In addition a one-day seminar is given in January, which covers all new tax law changes as well as a general review of the process of tax return preparation.

           To assist in maintaining operations and carrying out its expansion plans during the off season the Company has a credit facility in the form of a line of credit for up to $2,000,000. Borrowings under this line are in the form of short-term notes with interest charged monthly at the bank's prime lending rate plus 1-1/2%.

BROKER/DEALER SUBSIDIARY

           The Company has organized a wholly owned subsidiary, JT Securities, Inc., a New York corporation ("JT Securities"). JT Securities is registered as a securities broker/dealer under the Securities Exchange Act of 1934, as amended, and has been a member of the National Association of Securities Dealers, Inc. ("NASD") since July 1994. In addition, JT Securities has effected all filings under New York and Florida law to register as a securities broker/dealer in New York and Florida. In 1995, JT Securities registered with the Securities and Exchange Commission (the "Commission") and with the states of New York and Florida as an investment advisor. See "BUSINESS--Regulation."

           The Company originally funded JT Securities with a capital contribution of $150,000. If JT Securities requires additional funding, the Company intends to provide such funding from its cash reserves, profits and borrowings.

FINANCIAL PLANNING SERVICES

           While preparing tax returns, clients often consider other aspects of their financial needs, such as insurance, investments and pension and estate planning. The Company attempts to capitalize on this situation by introducing clients in its tax preparation business, through its wholly owned subsidiary, JT Securities, to its employees and affiliated financial planners who are registered representatives of JT Securities or another registered securities broker/dealer and/or authorized agents of insurance carriers.

           Most middle and upper income individuals require a variety of financial planning services. If clients seek insurance products in connection with the creation of a financial plan, they are referred to an employee or affiliated financial planner of the Company (who may be the tax preparer himself) who is an authorized agent of an insurance underwriter. If clients seek mutual fund products or other securities for investment, they are referred to an employee or affiliated financial planner of the Company (who may be the tax preparer himself) who is a registered representative of a securities broker/dealer, either the Company's wholly owned subsidiary or another broker dealer. If clients seek money management services, they are referred to an investment advisor of JT Securities. See "BUSINESS --Relationship with Registered Representatives of Broker/Dealers; --Relationship with Authorized Agents of Insurance Underwriters; and -- Relationship with Investment Advisors."

RELATIONSHIP WITH REGISTERED REPRESENTATIVES OF BROKER/DEALERS

           A number of the Company's full-time employees and affiliated financial planners are registered representatives ("Registered Representatives") of Royal Alliance Associates, Inc., an unaffiliated corporation ("Royal Alliance"), which is a registered securities broker/dealer and a member of the NASD. Four of such full-time employees (all of whom are officers of the Company) are also Registered Representatives of JT Securities, the Company's wholly owned subsidiary. In addition, the Company's Chief Financial Officer is a Registered Representative of JT Securities and is not a Registered Representative of Royal Alliance.

           Registered Representatives who work with only one firm are supervised by such firm. Registered Representatives who work with Royal Alliance and JT Securities are supervised in general by both firms and with regards to any particular transaction by the firm through which the transaction is effected. Such firms are exclusively responsible for all supervision and record keeping in connection with the Registered Representatives and their activities.

           If clients of the Company inquire about the acquisition or sale of investment securities, they are directed to one of such Registered Representatives, which may be the tax preparer himself/herself. Such Registered Representatives are able, through Royal Alliance or JT Securities, to effect transactions in such securities at the request of clients and retain a certain percentage of the commissions earned on such transactions. Royal Alliance has licensed principals in all areas of the securities business. JT Securities has licensed principals in selected areas of the securities business. The securities transactions effected by Registered Representatives who are either employed by or affiliated with the Company, involve interests in mutual funds, variable annuities, corporate equities and bonds, and other securities.

           All security transactions are introduced and cleared on a fully disclosed basis through a correspondent broker that is a member of the New York Stock Exchange.

           For a securities transaction effected through Royal Alliance, Royal Alliance retains approximately 6% of the total commission, and a majority of the individual Registered Representatives and JT Securities each receives approximately 47% of the total commission. Each of the Registered Representatives except the officers of the Company has entered into an independent contractor's agreement with the Company, which generally provides that a specified percentage of the commissions earned by the Registered Representative is paid to JT Securities as compensation for supplying to such Registered Representative office space, clerical and secretarial support and references of clients. All Registered Representatives have agreements that contain covenants requiring them to maintain strict confidentiality and to refrain from certain competition with the Company. Each agreement with a Registered Representative has a duration of no more than one year from the date of the agreement; however, because the agreements were executed on different dates, the agreements expire at different times and a uniform expiration schedule cannot be provided.

           The Company has no written agreement with Royal Alliance, and either the Company or Royal Alliance could terminate their relationship at any time. The Company believes that other broker/dealers, including JT Securities, could be found to affiliate with and supervise the Registered Representatives if the Company's relationship with Royal Alliance were terminated.

RELATIONSHIP WITH AUTHORIZED AGENTS OF INSURANCE UNDERWRITERS

           Certain of the Company's full-time employees and affiliated financial planners are authorized agents of insurance underwriters. If clients of the Company inquire about insurance products, then they are directed to one of such authorized agents which may be the tax preparer himself/herself. Such agents are able, through several insurance underwriters, to sell insurance products at the request of clients and retain a certain percentage of the commissions earned on such sales. The Company is an authorized insurance agent under both New York and Florida law.

           Each of the insurance agents (except the Company's officers) has entered into an independent contractor's agreement with the Company. Each such agreement generally provides that a specified percentage of the commissions earned by the agent is paid to the Company as compensation for the Company's supplying to such agent office space, clerical and secretarial support and references of clients. The agreements also contain covenants requiring the agent to maintain strict confidentiality and to refrain from certain competition with the Company. Each agreement with an insurance agent has a duration of no more than one year; however, because the agreements were executed on different dates, the agreements expire at different times and a uniform expiration schedule cannot be provided.

RELATIONSHIP WITH INVESTMENT ADVISORS

           JT Securities also provides investment advisory services in conjunction with other investment advisors to manage clients' funds and accounts. In these activities, such other investment advisors manage client funds on a discretionary basis, and JT Securities continues to offer investment advisory services to such other investment advisors, but does not have discretion over the accounts.

           Fees are quoted based upon the amount of funds under management. Investment advisory and review services are shared as are the fees. Currently JT Securities has such an arrangement with three investment advisors.

           JT Securities through its qualified investment advisors provides financial plans, retirement plans, financial planning consultations, insurance analyses, business planning, children's education planning, estate planning, mortgage refinance consultation, mortgage prepayment planning, and investment counseling to individuals, businesses, personal trusts, and pension and profit sharing plans.

           JT Securities has also begun to provide exclusive management services for clients' funds invested in mutual funds and annuities and expects to expand such business in the near future.

MARKETING

           Most of the Company's clients are repeat clients from prior years. The majority of clients in each office return to the Company for tax return preparation services during the following years, and in most offices the retention rate is approximately 70%. In addition, the Company markets its services principally through direct mail and promotions.

           Direct Mail. Each year prior to the "tax season" when individuals prepare federal income tax returns, the Company sends direct mail advertisements. The direct mail advertising solicits business principally for the Company's tax preparation services. A large majority of the Company's new clients each year are first introduced to the Company through its direct mail advertising. The Company utilizes the customer lists purchased for direct mail during the remainder of the year to solicit the financial planning services.

           Promotions. The Company offers a $50 U.S. Savings Bond to any client that refers another two clients to the Company. The program has worked effectively in the past and has resulted in approximately 300 new clients per year.

           Online. The Company currently has two web sites on the America Online Inc. (AOL) network: http://www.cfonews.com/taxadv.html for income tax and financial planning advice and http://www.cfonews.com/gtax for 10K/Q information and the latest news releases.

           Other Marketing. The Company also prints and distributes brochures and flyers about its services. In addition, the Company markets its services through prerecorded taped descriptions of its services, which are played automatically for incoming callers while "on hold."

           The Company believes that its most promising market for expansion may lie in areas where Americans and other nationals are migrating. Individuals usually retain a local tax preparer in connection with their personal tax returns. When people move, therefore, they usually seek to find a new income tax preparer. At or shortly after the time that they move, therefore, individuals are most susceptible to the direct mail advertising of the Company's tax preparation services. Although the Company has not conducted any analysis of demographic data or any formal market surveys, the Company believes that these demographic factors have led to the strong success of its new offices in Arizona and Nevada.


COMPETITION

           The income tax return preparation industry and the financial planning services industry are both highly competitive. The Company's competitors include companies specializing in income tax return preparation as well as companies that provide general financial services. Many of these competitors, which include H + R Block, Inc., HD Vest, Inc., Jackson Hewitt Tax Service, Inc. and Triple Check Income Tax Service, Inc. in the tax preparation field and many well-known brokerage firms in the financial services field, have significantly greater financial and other resources than the Company. The Company believes that the primary elements of competition are convenience, quality of service and price. No assurance can be given, however, that the Company will be able to compete successfully with other larger and more established companies.

           In addition, the Company may suffer from competition from departing employees and affiliated financial planners. Although the Company attempts to restrict such competition contractually, as a practical matter, enforcement of contractual provisions prohibiting small scale competition by individuals is difficult.

TRADEMARKS

           The Company has registered its "Gilman + Ciocia(R)" trademark with the U.S. Patent and Trademark Office. No assurance can be given that the Company would be able successfully to defend its trademark if forced to litigate its enforceability. The Company believes that its trademark "Gilman + Ciocia(R)" constitutes a valuable marketing factor. If the Company were to lose the use of such trademark, its sales could be adversely affected.

SUPPLIERS

           The Company depends upon a variety of suppliers for office supplies and printed forms. All of such raw materials are available from many suppliers, and the loss of any one supplier would not materially adversely affect the business of the Company.

DIRECT MAIL DIVISION

           The Company commenced operations of a direct mail service division in July 1995 under the name "Progressive Mailing." The Progressive Mailing division uses equipment acquired from a liquidated company and is operated by certain personnel hired from that company. Progressive Mailing principally provides services in the areas of printing addresses on envelopes, inserting mailing materials, sorting mailings by zip codes, stamping and mailing. Progressive Mailing does not design, create or draft the text for direct mail materials, but it does provide limited consulting services in these areas.

           The Company's principal marketing medium is direct mail solicitation, and the Company's solicitations constitute the majority of Progressive Mailing's services. Currently, Progressive Mailing is soliciting business solely through word of mouth and referrals. The Company plans to hire a salesperson to help market its services.

           The direct mail business is highly competitive with many large and small entities competing for business. The principal factors of competition are timeliness, accurate service and price.

           At December 31, 1996, the Company employed 29 persons on a full-time basis in its Progressive Mailing division, including one executive manager, three clerical personnel, and twenty five staff personnel.

PUBLIC RELATIONS AND INVESTMENT BANKING AGREEMENTS

           On October 9, 1995, the Company entered into a consulting agreement with EuroMarket Advisory, Inc. ("Euromarket") for the development of relationships with European investors. The Company, according to the terms of the agreement, has granted options to purchase Common Stock in the Company at a price of $5.13 per share at the rate of 75,000 per year for each of the two years pursuant to such agreement. Euromarket subsequently assigned the right to 50,000 of such options to Cascade Corporation and the right to 50,000 of such options to Deborah A. Picou, the President of Euromarket. Such agreement is cancelable with 30 days notice by either party.

           On November 17, 1995, the Company entered into an investment banking agreement with Texas Capital Securities Inc. ("Texas Capital") to provide merchant banking advisor services to the Company. The Company, according to the terms of the agreement, granted options to purchase Common Stock in the Company at a price of $5.125 per share at the rate of 50,000 per year for each of two years pursuant to such agreement. Texas Capital subsequently assigned the right to 85,000 of such options to Harbor Financial Inc. Such agreement is cancelable with 30 days notice by either party.

REGULATION

           The Company, as a preparer of federal income tax returns, is subject to the regulations of the Internal Revenue Code and regulations promulgated thereunder (collectively, the "Code"). The Code requires, for example, that tax preparers comply with certain ministerial requirements with respect to the preparation and filing of tax returns and rules on the maintenance of taxpayer records. The Code also imposes regulations relating to the truthfulness of the contents of tax returns, the confidentiality of taxpayer information, and the proper methods of negotiating taxpayer refund checks. Penalties for violations are specified in the Code.

           To represent a taxpayer before the U.S. Internal Revenue Service ("IRS") after the initial audit, an individual must meet certain requirements. Only an attorney, a certified public accountant or a person specifically enrolled to practice before the IRS can represent a taxpayer in such circumstances. Some of the employees of the Company meets such requirements. Most of the full-time employees of the Company, therefore, are limited in that they may appear as a representative of a taxpayer only through the stage of an audit examination at the office of a District Director, and then only upon complying with applicable regulations. See "RISK FACTORS--Potential Civil and Criminal Liabilities."

           Tax preparers are prohibited by regulations promulgated by the IRS from using information on a taxpayer's tax return for certain purposes involved in the solicitation of other business from such taxpayer without the consent of such taxpayer. In addition some uses of such information is prohibited even if the taxpayer consents. The Company believes that it complies with all such applicable IRS regulations.

           With the exception of the qualified advisors of JT Securities, which is a registered investment advisor, neither the employees of the Company nor its affiliated financial planners generally give investment advice about particular investments to clients. Instead, financial planning services involve instead making clients aware of the types of vehicles available for savings, investment and planning for retirement and death, disability and other contingencies. Furthermore, any advice given by employees of the Company or affiliated financial planners who are Registered Representatives of a broker/dealer is incidental to their work as Registered Representatives of a broker/dealer in connection with the purchases and sales of mutual fund shares and other securities. They are Registered Representatives of a broker/dealer and work under the supervision of such broker/dealer. Accordingly, the Company does not believe that it or any of its employees (other than qualified advisors of JT Securities, a registered investment advisor) is required to register as an investment adviser with the Commission or any applicable state agency. In 1992, the staff of the Commission made written inquiries to the Company regarding a possible requirement for it to register as an investment adviser. The Company responded to such inquiries in March 1993 and has not received any other communication from the Commission on this subject. Since such date, JT Securities has registered as an investment advisor.

           If the Commission were to determine that, prior to the registration of the Company's wholly owned subsidiary, JT Securities, Inc., a New York corporation ("JT Securities"), as a securities broker/dealer and as an investment adviser, the Company was required to register as a broker/dealer and/or as an investment adviser, then the Company may be subject to regulatory action. See "RISK FACTORS -- Potential Liability If Company was Required to Register as a Broker/Dealer or an Investment Adviser."

           The Registered Representatives themselves are, moreover, strictly regulated in their activities as Registered Representatives of a securities broker/dealer under the Securities Act of 1934, as amended, and the rules and regulations promulgated thereunder, state regulation, the rules of the National Association of Securities Dealers, Inc. (the "NASD") and by the rules and regulations of the broker/dealer. Such rules and regulations impose burdens in terms of record keeping and reporting.

           The Company's subsidiary, JT Securities, is a registered broker/dealer under the Securities Exchange Act of 1934, as amended, and a member of the NASD, it is also a registered investment advisor under the Investment Advisors Act of 1940, as amended, and under New York State and Florida laws. It is subject, therefore, to detailed rules and regulations, including extensive record keeping requirements, incumbent upon registered broker/dealers and investment advisors.

           JT Securities has not registered as a broker/dealer in any states other than New York State and Florida, although the Company has offices in ten other states. The Company does not believe that JT Securities is currently required to so register, however, the Company intends to cause JT Securities to register as a broker/dealer in other states so that it can expand the scope of its business.

EMPLOYEES

           At December 31, 1996, the Company employed 119 persons on a full-time basis, including the Company's four officers. See "MANAGEMENT." The Company's full-time employees include 24 professional tax preparers, 44 clerical and support staff persons, and 22 administrative personnel, who include the Company's executive officers. In addition, 29 employees are part of the Company's direct mail services division. During peak season the Company employs approximately 500 full-time employees.

           The Company also utilizes approximately 115 independent contractors who serve as registered representatives of Royal Alliance and/or as insurance agents as well as seasonal employees. See "BUSINESS--Seasonality."

           The Company's offices are partially staffed by financial planners who are affiliated with the Company as independent contractors, particularly during the non tax season. The Company also retains seasonal employees. See "BUSINESS -- Seasonality." During a portion of the year, approximately ten of the Company's offices are not staffed full-time by employees and/or full-time financial planning affiliates of the Company. During such periods, such offices are staffed part-time by affiliated financial planners and calls to such offices when no personnel are present are forwarded automatically to an office of the Company that is fully staffed.

DESCRIPTION OF PROPERTY

           The Company provides services to its clients at 123 local offices in twelve states: Forty-three in New York, sixteen in New Jersey, nine in Arizona, nine in Florida, nine in Ohio, seven in Maryland, seven in Connecticut, seven in Washington, six in Massachusetts, five in Nevada, two in Pennsylvania, two in California and one in Kentucky. Forty-four of such offices opened in January 1996 and eight opened in January 1997. A majority of the offices are leased in commercial office buildings. Most of the Company's offices are leased pursuant to standard form office leases, although seven offices are leased on an oral month-to-month basis. The remaining leases range in terms from one to seven years. The Company's rental expense during its fiscal year ended June 30, 1996 was $1,502,788. The Company believes that any of its offices could be replaced with comparable office space, however location and convenience is an important factor in marketing the Company's services to its clients. Since the Company advertises in the geographic area surrounding the office location, the loss of such a office that is not replaced with a nearby office could adversely affect the Company's business at that office.

           The Company needs less than 1,000 square feet of usable floor space to operate an office, and its needs can be flexibly met in a variety of real estate environments. Therefore, the Company believes that its facilities are adequate for its current needs.

           The Company also owns a building housing one of its offices in Babylon, New York.

LEGAL PROCEEDINGS

           There are no material proceedings currently pending against the Company.

                                   MANAGEMENT
DIRECTORS AND OFFICERS

                                                       EXECUTIVE
                                                       OFFICER OR
                                                       DIRECTOR
NAME              AGE     POSITION                     SINCE
----              ---     --------                     ----------
James Ciocia      41      Chief Executive Officer,     11/81
                          President and Director

Thomas Povinelli  37      Chief Operating Officer,     11/84
                          Chief Financial Officer
                          and Director

Gary Besmer       56      Vice President and Director  11/84

Kathryn Travis    49      Secretary, Vice President
                          and Director                 11/89

Seth  A. Akabas   40      Director                      4/95

Louis P. Karol    38      Director                      4/95


James Ciocia, Chief Executive Officer, President and Director

           Mr. Ciocia is a principal founder of the Company. He opened his first office in 1981 and has served in his current capacity since that time. In addition to serving the company as its Chief Executive Officer, he prepares tax returns, serves as a life insurance agent and sells life and other insurance products to clients of the Company. Mr. Ciocia is a Registered Representative of JT Securities and is a Registered Representative of Royal Alliance. A graduate of St. John's University with a B.S. degree in accounting, he is a member of the International Association for Financial Planners.

Thomas Povinelli, Chief Operating Officer, Chief Financial Officer and Director

           Mr. Povinelli began his tenure with the Company as an accountant in 1983 and has served as an executive officer since November 1984. In addition to supervising the opening of all new offices, he prepares tax returns, serves as a life insurance agent, selling life and other insurance products to clients as well as effecting transactions in mutual funds shares and other securities. Mr. Povinelli is a Registered Representative of JT Securities and Royal Alliance. He graduated from Iona College with a B.S. in accounting.

Gary Besmer, Vice President and Director

           Mr. Besmer joined the company as an accountant in 1983 after retiring from the New York City Police Department. He has served as an executive officer and a director of the company since November 1984. Mr. Besmer prepares tax returns and manages the company's Rockville Centre office. Mr. Besmer is a Registered Representative of JT Securities and Royal Alliance. He is a graduate of the New York Institute of Technology with a B.A. in behavioral science and a minor in accounting.

Kathryn Travis, Secretary, Vice President and Director

           Ms. Travis began her career with the Company in 1986 as an accountant and has served as Vice President and a director since November 1989. She prepares tax returns and manages the company's Great Neck office. She also serves as President, a director and a Registered Representative of JT Securities and is a Registered Representative of Royal Alliance. Ms. Travis graduated from the College of New Rochelle with a B.A. in mathematics.

Louis P. Karol, Director

           Mr. Karol has been a partner of the law firm of Karol, Hausman & Sosnick and its predecessors for more than the prior five years. Mr. Karol is a graduate of George Washington University and a graduate of Cardozo Law School and has received an LLM degree in Taxation from New York University School of Law. Mr. Karol is a Certified Public Accountant. Mr. Karol is on the Board of Directors of the Long Island Chapter of the International Association of Financial Planning.

Seth A. Akabas, Director

           Since June 1991, Mr. Akabas has been a partner at the law firm of Akabas & Cohen. Prior to June 1991, he was associated with the law firm of Spengler Carlson Gubar Brodsky & Frischling. Mr. Akabas is a graduate of Princeton University with a BA degree in economics and a graduate of Columbia University Schools of Law and Journalism.




BOARD OF DIRECTORS

           Each director is elected for a period of one year at the Company's annual meeting of stockholders and serves until his or her successor is duly elected by the stockholders. Officers are elected by and serve at the will of the Board of Directors. The Company has a Stock Option Plan Committee and an audit committee of its board of Directors. The Company has no nominating, compensation or other committees. The Stock Option Plan Committee administers the Company's 1993 Joint Incentive and Non-Qualified

Stock Option Plan. The audit committee will be responsible for carrying out the functions specified in Section 6 of Schedule E of the NASD by-laws. These functions include: (i) review the scope of each audit of the Company, (ii) review, with the independent auditors, the Company's accounting practices and policies, (iii) review, with the independent auditors, their final report, (iv) review the Company's overall accounting and financial controls with internal and independent auditors, and (v) consult, as needed, with the independent auditors.

           James Ciocia, Thomas Povinelli, Gary Besmer and Kathryn Travis, each an officer and director of the Company, have delinquently filed four reports, three reports, four reports and one report, respectively, disclosing ownership of securities on Form 4 required by Section 16(a) of the Securities Act of 1934 in the past fiscal year. Each such report reported one transaction.

                     REMUNERATION OF OFFICERS AND DIRECTORS

MANAGEMENT

                           SUMMARY COMPENSATION TABLE

                                                              Other
Name and Principal                Fiscal                      Annual        Options
Position                           Year    Salary    Bonus*   Compensation  (Shares)
------------------                ------   ------    ------   ------------  --------
James Ciocia                       1994   $200,000  $ 10,326  -0-            -0-
Chief Executive                    1995   $267,200  $  4,318  -0-            18,850
Officer,                           1996   $251,200  $ 28,588  $30,500(1)     -0-
President and Director

Thomas Povinelli                   1994   $200,000  $180,263  -0-            -0-
Chief Operating Officer,           1995   $259,600  $ 65,321  -0-            18,850
Chief Financial Officer            1996   $339,300  $115,595  $78,600(2)     -0-
and Director

Gary Besmer                        1994   $150,000  $  2,456  -0-            -0-
Vice President and                 1995   $156,100  $    375  -0-            11,310
Director                           1996   $168,800  $ 11,197  $19,000(3)     -0-

Kathryn Travis                     1994   $150,000  $  1,773  -0-            -0-
Secretary, Vice President          1995   $156,300  $    -0-  -0-            14,170
and Director                       1996   $166,200  $  8,567  $49,300(4)     -0-

Ralph V. Esposito                  1994   $ 90,000  $  1,340  -0-            -0-
former Treasurer, Vice President   1995   $101,400  $    -0-  -0-            201,820*
and Chief Financial Officer        1996   $108,000  $    188  $15,600(5)     -0-



*  Represents commission earned from non-affiliated entities.

    (1) Includes $11,000 for auto expense and $19,500 for forgiveness of loan.
    (2) Includes $18,600 for auto expense and $60,000 for forgiveness of loan.
    (3) Includes $7,000 for auto expense and $12,000 for forgiveness of loan.
    (4) Includes $8,900 for auto expense, $32,300 for forgiveness of loan and $8,100 for health insurance.
    (5) Includes $7,500 for auto expense and $8,100 for health insurance.


AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION/SAR VALUES

                                  Number of Securities       Value of Unexercised
                                  Underlying Unexercised     In-the-Money
                                  Options/SARs at            Options/SARs
                                  Fiscal Year-End(#)         Fiscal Year-End($)
Name                              Exercisable/Unexercisable  Exercisable/Unexercisable
------------------                -------------------------  -------------------------
James Ciocia                      125,370   /      -         398,528    /      -
Thomas Povinelli                  125,370   /      -         398,528    /      -
Gary Besmer                        75,223   /      -         239,119    /      -
Kathryn Travis                     94,039   /      -         298,931    /      -
Ralph Esposito                     48,000*  /  164,000*      136,740*   /  197,220*
former Treasurer, Vice President
and Chief Financial Officer


* All such options have since been terminated.

           Messrs. Ciocia, Povinelli and Besmer and Ms. Travis earn commissions from the sale of securities and insurance products to clients of JT Securities out of which commissions such individuals compensate JT Securities for clerical and support services and client references. See "CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS."


DIRECTORS' COMPENSATION

           Directors of the Company receive no compensation for serving as a director.

STOCK OPTION PLAN

           On September 14, 1993, the Company adopted its 1993 Joint Incentive and Non-Qualified Stock Option Plan, as amended October 14, 1993 (the "Plan"), pursuant to which the Company may now grant options to purchase up to an aggregate of 816,000 shares. Such options may be intended to qualify as "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended, or they may be intended not to qualify under such Section ("Non-Qualified Options").

           The Plan is administered by Seth Akabas and Louis Karol, the committee of independent directors of the Board of Directors of the Company (the "Stock Option Committee"), which has authority to determine the persons to whom the options may be granted, the number of shares of Common Stock to be covered by each option, the time or times at which the options may be granted or exercised, whether the options will be Incentive Options or Non-Qualified Options, and other terms and provisions of the options. The exercise price of Incentive Stock Options granted under the Plan may not be less than the fair market value of a share of Common Stock on the date of grant (110% of such value if granted to a person owning in excess of ten percent of the Company's securities). Options under the Plan may not have a term longer than 10 years from the date of grant (five years if granted to a person owning in excess of ten percent of the Company's securities) and may not be granted more than ten years from the date of adoption of the Plan.

           The Stock Option Committee consists of disinterested directors and administers the Plan for the purpose of complying with Rule 16(b)(3) under the Securities Exchange Act of 1934, as amended, with respect to grants under the Plan.

           To the date of this Prospectus, Non-Qualified Options to purchase 83,604 shares, 83,604 shares, 50,163 shares, and 62,710 shares of Common Stock at the price of $2.60 per share have been granted under the Plan to James Ciocia, Thomas Povinelli, Gary Besmer and Kathryn Travis, respectively; Non-Qualified Options to purchase 41,766 shares, 41,766 shares, 25,060 shares, and 31,329 shares of Common Stock at the price of $3.65 per share have been granted under the Plan to James Ciocia, Thomas Povinelli, Gary Besmer and Kathryn Travis, respectively; Non-Qualified Options to purchase 18,850 shares, 18,850 shares, 11,310 shares, and 14,170 shares of Common Stock at the price of $2.50 per share have been granted under the Plan to James Ciocia, Thomas Povinelli, Gary Besmer and Kathryn Travis, respectively; Non-Qualified Options to purchase 1,820 shares of Common Stock at the price of $2.50 per share, 7,920 shares of Common Stock at the price of $2.60 per share and 4,080 shares of Common Stock at the price of $3.65 per share were granted under the Plan to the person, who was at the time, the Chief Financial Officer of the Company. In addition, the Company granted to such individual options to purchase up to 200,000 shares of Common Stock vesting over several years and exercisable at a 20% discount from the market price of the Common Stock. However, all the options that have been granted to such former Chief Financial Officer have since been terminated and may be reissued under the Plan. In total, the Company has granted options to purchase 485,002 shares and options to purchase 330,998 shares remain to be granted under the Plan.

INDEMNIFICATION

         The Company's Certificate of Incorporation includes a provision that eliminates or limits the personal financial liability of the Company's directors, except in situations where there has been a breach of the duty of loyalty, failure to act in good faith, engaging in intentional misconduct or knowing violation of the law.

         In addition, the Company's By-Laws include provisions to indemnify its officers and directors and other persons against expenses, judgments, fines and amounts paid in settlement in connection with threatened, pending or completed suits or proceedings against such persons by reason of serving or having served as officers, directors or in other capacities, except in relation to matters with respect to which such persons shall be determined to have acted not in good faith, unlawfully or not in the best interest of the Company. With respect to matters as to which the Company's officers and directors and others are determined to be liable for misconduct or negligence in the performance of their duties, the Company's By-Laws provide for indemnification only to the extent that the Company determines that such person acted in good faith and in a manner not opposed to the best interests of the Company.

         INSOFAR AS INDEMNIFICATION FOR LIABILITIES ARISING UNDER THE SECURITIES ACT OF 1933 MAY BE PERMITTED TO DIRECTORS, OFFICERS OR PERSONS CONTROLLING THE COMPANY PURSUANT TO THE FOREGOING PROVISIONS, THE COMPANY HAS BEEN INFORMED THAT IN THE OPINION OF

THE SECURITIES AND EXCHANGE COMMISSION, SUCH INDEMNIFICATION IS AGAINST PUBLIC POLICY AS EXPRESSED IN THE ACT AND IS THEREFORE UNENFORCEABLE.

                             PRINCIPAL STOCKHOLDERS

         The following table sets forth, as of December 31, 1996, to the extent known to the Company, the ownership of the Company's Common Stock, par value $.01 per share, by (i) each person who is known by the Company to own of record or beneficially more than 5% of the issued and outstanding Common Stock, (ii) each of the Company's directors and executive officers, and (iii) all directors and executive officers as a group. Except as otherwise indicated, the stockholders listed in the table have sole voting and investment powers with respect to the shares indicated.

Name and Address of              Amount and Nature of  Percent of
Beneficial Owner                 Beneficial Ownership  Class
-------------------              --------------------  ----------
James Ciocia                       1,040,473 (1)          18.3%
17 Folgers Lane
Dix Hills, NY 11746

Thomas Povinelli                   1,083,473 (2)          19.1%
3427 Bayfront Place
Baldwin, NY 11510

Gary Besmer                          538,480 (3)           9.6%
35 Deer Run
East Islip, NY 11730

Kathryn Travis                       358,185 (4)           6.4%
31 Wood Lane
Lattingtown, NY 11560

Seth Akabas                            8,081 (5)            .1%
245 West 107th Street
New York, NY 10025

Louis Karol                              780               .01%
28 Fairview Avenue
East Williston, NY 11596

Steven Gilbert                       486,154 (6)           8.4%
2420 Enterprise Road; Suite 100
Clearwater, FL  34623

All directors and officers
as a group (6 persons)             3,029,472              50.7%


----------
         (1) Includes 83,604 shares and 41,766 shares of Common Stock issuable upon the exercise of currently exercisable options at prices of $2.60 and $3.65, respectively.

         (2) Includes 83,604 shares and 41,766 shares of Common Stock issuable upon the exercise of currently exercisable options at prices of $2.60 and $3.65, respectively.

         (3) Includes 50,163 shares and 25,060 shares of Common Stock issuable upon the exercise of currently exercisable options at prices of $2.60 and $3.65, respectively.

         (4) Includes 62,710 shares and 31,329 shares of Common Stock issuable upon the exercise of currently exercisable options at prices of $2.60 and $3.65, respectively.

         (5) Includes 8,081 shares owned by the law firm of Akabas & Cohen of which Mr. Akabas is a partner.

         (6) Includes 246,154 shares owned by the Gilbert Family Limited Partnership of which Steven Gilbert is a 97% beneficiary. In addition, includes 240,000 shares issuable upon exercise of options at $3.50 per share. Does not include 100,000 shares issuable at $3.50 per share that are not exercisable within 60 days.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         Each of James Ciocia, Thomas Povinelli, Gary Besmer and Kathryn Travis, acts as a Registered Representative for Royal Alliance and as an authorized agent for insurance carriers.

         Mr. Ciocia earned gross commissions from sales of securities and insurance products in connection with his work with the Company equal to approximately $280,000 in the Company's 1996 fiscal year and $234,000 in the Company's 1995 fiscal year and paid approximately $108,000, and $100,000 in such years to the Company for clerical, support staff, office space and client references.

         Mr. Povinelli earned gross commissions from sales of securities and insurance products in connection with his work with the Company equal to approximately $260,000 in the Company's 1996 fiscal year, $250,000 in the Company's 1995 fiscal year and paid approximately $62,200 and $107,000 in such years to the Company for clerical, support staff, office space and client references.

         Mr. Besmer earned gross commissions from sales of securities and insurance products in connection with his work with the Company equal to approximately $14,000 in the Company's 1996 fiscal year and $21,000 in the Company's 1995 fiscal year and paid approximately $1,200 and $9,000 in such years to the Company for clerical, support staff, office space and client references.

         Ms. Travis earned gross commissions from sales of securities and insurance products in connection with her work with the Company equal to approximately $28,000 in the Company's 1996 fiscal year and $12,000 in the Company's 1995 fiscal year and paid approximately $8,300 and $5,000 in such years to the Company for clerical, support staff, office space and client references.

         In 1991, the four principal shareholders, Messrs. Ciocia, Povinelli and Besmer and Ms. Travis, personally agreed to purchase the Common Stock of a former stockholder and executed and delivered a promissory note in the original principal amount of $360,000 in connection with such purchase. From 1991 through 1994, annual payments thereunder, in the amount of approximately $75,000 with interest, were advanced by the Company, and each shareholder's allocable portion thereof was deducted from his or her salary that would otherwise be payable by the Company. In January 1995, the Company paid such former shareholder in full on behalf of the four principal shareholders. In January and July 1995, the four principal shareholders agreed to surrender a total of 96,964 shares of Common Stock in lieu of repayment of such loans advances by the Company. In such transactions, such Common Stock was valued at its market price.

         In January 1995, Kathryn Travis, as officer and director of the Company and Ralph Esposito, then an officer of the Company, purchased 22,759 shares of common stock that had been canceled due to non-payment by a private placement investor. The purchase price of $3.07 per share was the price to be paid by such investor.

         In March 1995, the Company transferred ownership of certain life insurance policies that it maintained on key officers to the officers themselves. These policies had cumulative cash values of $117,194 on the books of the Company. On August 18, 1995, the officers gave the Company promissory notes in principal amounts equal to the recorded cash values. The notes are payable in 52 equal bi-weekly installments (including interest at 9% per annum) each totaling $1,700, with balloon payments totaling $8,434 due August 15, 1997.

         The four principle shareholders, Messrs. Ciocia, Povinelli and Besmer and Ms. Travis, personally guaranteed the repayment of the Company's long-term loan in the amount of $500,000 from State Bank of Long Island. Such shareholders received no consideration for such guarantees other than their salaries and other compensation.

         On July 1, 1995, the Company, Ralph Esposito, who was then its Chief Financial Officer, Kathryn Travis, a executive officer of the Company, four individuals who are relatives of the officers and an employee of the Company formed ATM Partners, LP (the "Partnership"). Such individuals and their initial investments are as follows: Madeline Esposito, wife of former Chief Financial Officer - $196,000, Anna Saras, wife of the present Chief Financial Officer - $198,000, Thomas Povinelli, Sr., father of the present Chief Financial Officer - $71,000, Tracy Ciocia, wife of the President - $150,000, and Joseph Bonocore, an employee - $10,000. The Company's initial investment was $348,000 and Kathryn Travis' initial investment was $6,000. All investment transactions are executed through JT Securities. At December 30, 1996, the Company had a 40% interest in the Partnership and recognized income of approximately $198,000 from the Partnership for the year ended June 30, 1996.

         In November 1995, the four executive officers and Ralph Esposito, then the Company's chief financial officer, sold options to purchase a total of 65,000 share at $2.50 per share to Rummco, Ltd., a Cayman Islands company. In connection with such sale, the Company agreed to consent to such sale and register shares underlying such options with the registration statement of which this Prospectus is a part. These options to purchase shares of common stock were subsequently sold to Rozel International Holding, Ltd. in an agreement dated June 10, 1996.

         The Company holds demand loans due from stockholders aggregating $180,895, of which $127,395 was due from directors and was previously agreed to be repaid by June 30, 1995 through salary deductions or cash repayments. These loans were in default although the Company made no demand for repayment until March 1996. On March 8, 1996, the demand loans amounting to $127,395 were converted to notes receivable. The remaining loans aggregating $53,500 are due from various minority stockholders (who are not officers or directors) on demand. The Company subsequently forgave the loans for the following individuals in the following amounts: James Ciocia $19,580; Thomas Povinelli $60,004; Gary Besmer $12,009; and Kathryn Travis $32,306, for a aggregate total of $123,899. The difference of $3,496 had already been repaid by James Ciocia.



PLAN OF DISTRIBUTION

         The Common Stock and Redeemable Warrants registered hereby will be issued by the Company to the holders of the applicable convertible security upon the exercise thereof by such holders. The Company may engage in solicitations through its officers and directors or through placement agents to induce the holders of such securities to exercise them. In addition, the Company has the right to redeem Redeemable Warrants at a price of $.01 per share, provided that Redeemable Warrantholders will have 30 days to exercise in the case of such redemption. If the Company redeems the Redeemable Warrants however, the volume of warrantholders exercising the warrants may depress the market price of the Common Stock. Upon exercise, the Common Stock and Redeemable Warrants will be held by such holders and any further distribution will not be in the Company's control.

                             SELLING SECURITYHOLDERS

         All of the shares of Common Stock (collectively, the "Shares") offered herein for the accounts of the persons identified in the following table (the "Selling Securityholders") may be sold from time to time. The Selling Securityholders and the amount of securities that may be acquired by each are set forth below.

         All of the Shares, which will be offered by the Selling Securityholders, may be acquired by them as follows: 239,975 shares at an exercise price per share of $3.13 from the Company pursuant to the exercise of Class B Warrants that were granted in October and November 1993 in connection with the Company's private placement offering of debt securities, 100,000 shares at an exercise price of $5.125 pursuant to outstanding options, 150,000 shares at an exercise price of $5.13 pursuant to outstanding options, 65,000 shares at an exercise price of $2.50 pursuant to outstanding employee options sold to Rozel International Holding, Ltd., 139,921 shares of Common Stock at an exercise price of $3.65 per share pursuant to outstanding employee options, 280,081 shares of Common Stock at an exercise price of $2.60 pursuant to outstanding employee options, 101,566 shares of Common Stock and 50,783 Redeemable Public Warrants issuable to Patterson Travis, Inc. may be acquired at a price of $8.40 per unit, each unit consisting of two shares of Common Stock and one Public Redeemable Warrant, and 50,783 shares of Common Stock issuable to Patterson Travis, Inc. upon exercise of the Redeemable Public Warrants that are issuable upon exercise of the Underwriter's Warrants may be acquired at a price of $4.67. As of the date of this Prospectus, no Selling Securityholder has exercised any of the warrants or options described above.

                                        Amount of              Percentage
                                        Common     Amount      of Common
Selling                                 Stock      of          Stock
Securityholder                          owned      Common      owned
and Position                            before     Stock       after
to Company                              offering   offered     offering(greater than 1%)
---------------                         --------   -------     -------------------------
Paula Sclafani,                            18,035   18,035           -0-
mother of Kathryn Travis,
Secretary, Vice President
and Director

Thomas Povinelli, Sr.,                     49,595   49,595           -0-
father of Thomas Povinelli,
Chief Operating Officer,
Chief Financial Officer and Director

Joseph Cifarelli                            1,600    1,600           -0-

Samuel Bernthal                            10,762   10,762           -0-

Carmela Ciocia                             41,596   41,596           -0-

Ilia Walsh,
stepdaughter of Gary Besmer,
Vice President and Director                31,997   31,997           -0-

James Ciocia,
Chief Executive Officer,
President and Director                  1,040,473  125,370           16.1%

Thomas Povinelli,
Chief Operating Officer,                1,083,473  125,370           16.9%
Chief Financial Officer and Director

Gary Besmer,
Vice President and Director               538,480   75,223           8.2%

Kathryn Travis,
Secretary, Vice President and Director    358,185   94,039           4.7%

Ralph Esposito,                            17,779      -0-           -0-
former Chief Financial Officer,
Vice President and Treasurer

John Schnitzler                            35,996   35,996           -0-

Garo Armen                                 35,996   35,996           -0-

Michael Howard                              8,000    8,000           -0-

Patterson Travis, Inc.,                   273,888  101,566(1)        2.2%
underwriter of Company's
initial public offering

EuroMarket Advisory, Inc.                  50,000   50,000           -0-

Cascade Corporation                        50,000   50,000           -0-

Deborah A. Picou                           50,000   50,000           -0-

Texas Capital Securities, Inc.     15,000  15,000  -0-

Harbor Financial Inc.              85,000  85,000  -0-

Rozel International Holding, Ltd.  65,000  65,000  -0-

--------------------------------------------------------------------------------

                                   Amount of               Percentage of
                                   Public                  Public
                                   Redeemable  Amount of   Redeemable
Selling                            Warrants    Public      Warrants
Securityholder                     owned       Redeemable  owned
and Position                       before      Warrants    after
to Company                         offering    offered     offering(greater than 1%)
--------------                     --------    -------     -------------------------
Patterson Travis, Inc.             50,783      50,783      -0-
original underwriter of Company's
initial public offering

-------------

         (1) Issuable upon exercise of the Redeemable Public Warrants that are issuable upon exercise of the Underwriter's Warrants.

--------------------------------------------------------------------------------

Selling                            Stock              Stock
Securityholder                     owned              owned
and Position                       before    Stock    after
to Company                         offering  offered  offering(greater than 1%)
--------------                     --------  -------  -------------------------
Edward Haas, employee              64,286    16,072   -0-

--------------------------------------------------------------------------------

PLAN OF DISTRIBUTION BY SELLING SECURITYHOLDERS

         No underwriter is involved in the distribution of the securities that may be owned by the Selling Securityholders, but rather sales will be made by the Selling Securityholders either directly or through one or more securities brokers or dealers in over-the-counter transactions on The NASDAQ Stock Market, or in privately negotiated transactions. At the time that a particular offer of any of the Shares is made by or on behalf of a Selling Securityholder, to the extent required, a Prospectus Supplement will be distributed that will set forth the number of Shares being offered and the terms of the offering, including the name or names of any underwriters, dealers or agents, the purchase price paid by any underwriter for Shares purchased from the Selling Securityholder and any discounts, commissions or concessions allowed or reallowed or paid to dealers, and the proposed selling price to the public.

         Shares sold in over-the-counter transactions will be sold at the current market prices at the time of sale, and any Shares sold in private transactions will be sold at prices acceptable to the buyer and seller. Broker-dealers through which the Selling Securityholders effect sales of the Shares may receive compensation in the form of discounts, concessions or commissions from the Selling Securityholders and/or the purchasers of the Shares for whom such broker-dealers may act as agent or to whom they sell as principal, or both (which compensation as to a particular broker-dealer may be in excess of customary compensation).

         The Selling Securityholders and any broker-dealers who act in connection with the sale of Shares hereunder may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act of 1933, as amended (the "Securities Act"), and any commissions received by them and profit on any resale of the Shares as principal might be deemed to be underwriting discounts and commissions under the Securities Act.

         Under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the regulations promulgated thereunder, any person engaged in a distribution of Common Stock offered by this Prospectus may not simultaneously engage in market-making activities with respect to the Common Stock during the applicable "cooling off" period (9 days) prior to the commencement of such distribution. In addition, and without limiting the foregoing restriction, the Selling Securityholders will be subject to applicable provisions of the Exchange Act and the rules and regulations promulgated thereunder, including, without limitation, Rules 10b-6 and 10b-7 in connection with transactions in the Shares, which provisions may limit the timing of purchases and sales of shares of Common Stock by the Selling Securityholders.

         The Selling Securityholders will receive the entire proceeds from the sale of their Shares, less any commissions paid to brokers or dealers for executing such offers. Although the Company will not receive any funds from the sale of the Selling Securityholders' shares, the Company will pay for all expenses of the offering and will furnish current prospectuses to the Selling Securityholders at their request.

LOCK-UP AGREEMENTS

         All shareholders of the Company prior to its IPO agreed not to sell any Common Stock without the prior written consent of the underwriter of the Company's initial public offering until September 9, 1996, but such agreement has now expired.

                            DESCRIPTION OF SECURITIES

UNITS

         Each Unit (a "Unit") offered hereby consists of two shares of the Common Stock, par value $.01 per share, of the Company and one redeemable warrant (each a "Redeemable Warrant"), each Redeemable Warrant to purchase one additional share of such Common Stock at an exercise price of $4.67 per share. The Units are no longer traded as units, and the Common Stock and Redeemable Public Warrants composing the Units are separately transferrable.

COMMON STOCK

         The Company, a Delaware corporation, is authorized to issue nine million (9,000,000) shares of Common Stock, par value $.01 per share. At the date of this Prospectus the Company has five million, five hundred fifty thousand, five hundred eighty-two (5,550,582) shares of Common Stock outstanding. Upon payment in full of the subscription price therefor, the shares of Common Stock are not subject to further assessment or call.

         The following summary description of the Common Stock is qualified in its entirety by reference to the Company's Certificate of Incorporation, as amended. The holders of the Common Stock are entitled to one vote for each share held of record on each matter submitted to a vote of stockholders. There is no cumulative voting for election of directors. Subject to the prior rights of any series of Preferred Stock that may from time to time be outstanding, if any, holders of Common Stock are entitled to receive ratably such dividends as may be declared by the Board of Directors out of funds legally available therefor, and, in the event of liquidation, dissolution or winding up of the Company, are entitled to share ratably in all assets remaining after payment of liabilities. Holders of Common Stock have no preemptive rights and have no rights to convert their Common Stock into any other securities. The outstanding Common Stock is, and the Common Stock to be outstanding upon completion of this offering will be, validly issued, fully paid and nonassessable.

REDEEMABLE PUBLIC WARRANTS

         Each Redeemable Public Warrant entitles the holder thereof to purchase one share of Common Stock at an exercise price of $4.67 per share, subject to adjustment in the event of certain occurrences, such as stock dividends, splits and combinations. The Redeemable Public Warrants are exercisable for a period of three years after the date of this Prospectus, by surrendering the certificate representing the Redeemable Public Warrant to the Company, or its authorized transfer agent, with the subscription form attached thereto properly completed and executed together with payment in full by certified or bank teller's check of the aggregate exercise price of all the Redeemable Public Warrants then exercised. The Redeemable Public Warrants are redeemable by the

Company at a price of one cent ($.01) per Redeemable Public Warrant, provided that (i) notice of redemption is given to the Redeemable Public Warrantholder not less than thirty days prior to the date fixed for redemption; (ii) the aggregate average of the closing bid and asked quotations of the Common Stock shall have been at least 25% above the Redeemable Public Warrant Exercise Price per share for the twenty trading days ending on the third day prior to the day on which notice of redemption is given; and (iii) holders of the Redeemable Public Warrants shall be entitled to exercise Redeemable Public Warrants until the close of business on the day prior to the date fixed for redemption.

         The Company may at any time, and from time to time, extend the exercise period of the Redeemable Public Warrants provided that written notice of such extension is given to the Redeemable Public Warrantholders prior to the expiration date then in effect. Also, the Company may reduce the exercise price of the Redeemable Public Warrants for limited periods of time through the end of the exercise period. Changes in the terms of outstanding Redeemable Public Warrants may constitute an offering of a new security for which an appropriate registration statement (or post-effective amendment to the registration statement of which this Prospectus is a part) would have to be filed and declared effective prior to any exercise under such changed terms. In addition, the Company may be deemed to be engaged in a self tender offer or a going private transaction, which would result in additional required filings. The Company must give notice of any reduction of the exercise price to the Redeemable Public Warrantholders. The Company does not currently contemplate an extension of the exercise period or a reduction of the exercise price.

         Each Redeemable Public Warrant will be separable from the Units upon issuance and will be separately traded and quoted. No assurance can be given, however, that any trading market for the Redeemable Public Warrants will continue. Upon the expiration of the Redeemable Public Warrants following the exercise period referred to above, any market that might have existed for the Redeemable Public Warrants will terminate.

         The exercise price of the Redeemable Public Warrants and the number of shares issuable upon exercise will be adjusted upon the occurrence of certain events, including (a) the issuance of dividends payable in Common Stock, (b) subdivisions or combinations of the Common Stock, (c) the issuance of rights or options entitling the holder to acquire shares of Common Stock at less than the then current market price and the then current Redeemable Warrant Exercise Price, and (d) the issuance of shares of Common Stock or of obligations or other securities convertible into or exchangeable for shares of Common Stock, in each case for a consideration less than the then current market price and the then current Redeemable Warrant Exercise Price; provided that no adjustment will be required for the issuance of shares upon the exercise of conversion, option, warrant or other rights currently outstanding and described elsewhere in this Prospectus, and no adjustment will be required in the event that a merger or acquisition is undertaken by the Company, and no adjustment will be required upon the issuance or exercise of options under a bona fide employee stock option plan and in certain other circumstances.

         The Redeemable Public Warrants are being issued pursuant to a Warrant Agreement between the Company and Corporate Stock Transfer, Inc., as Warrant agent. Corporate Stock Transfer, Inc. will also act as the Company's transfer agent for its Common Stock. The foregoing brief description of the Redeemable Public Warrants is a summary of the rights and privileges of Redeemable Public Warrantholders, does not purport to be complete and is qualified in its entirety by reference to the Warrant Agreement, a copy of the form of which is an exhibit to the Registration Statement of which this Prospectus forms a part.

UNDERWRITER'S WARRANTS

         The Company granted to the underwriter of its initial public offering of securities five-year Underwriter's Warrants to purchase up to 50,783 Units exercisable until September 9, 1999, at $8.40 per Unit, subject to adjustment in the event of certain occurrences, such as stock dividends, splits and combinations. The Underwriter's Warrants also contain certain provisions further protecting the holder against dilution.

         The Underwriter's Warrants may be exercised by surrendering the certificate representing the Underwriter's Warrants to the Company, or its authorized transfer agent, with the subscription form attached thereto properly completed and executed together with payment in full of the aggregate exercise price. The Underwriter's Warrants and the securities underlying them are covered by the Registration Statement of which this Prospectus is a part.

PREFERRED STOCK

         The Company is authorized to issue 100,000 shares of Preferred Stock, none of which is outstanding, and the Company has no current understanding to issue any of such Preferred Stock. The Board of Directors of the Company is vested with authority to divide the authorized shares of Preferred Stock into one or more series of such shares and to fix and determine the relative rights and preferences of any such series. A series of such shares may, among other matters, establish (a) the number of shares of Preferred Stock to constitute such series and the designations thereof; (b) the rate and preference of dividends, if any, the time of payment of dividends, whether dividends are cumulative and the date from which any dividend shall accrue; (c) whether Preferred Stock may be redeemed, and, if so, the redemption price and the terms and conditions of redemption; (d) the liquidation preferences payable on Preferred Stock in the event of liquidation; (e) sinking fund or other provisions, if any, for redemption or purchase of such shares; (f) the terms and conditions by which Preferred Stock may be converted, if the series is issued with the privilege of conversion; and (g) voting rights, if any. The Board of Directors, without the approval of the Company's shareholders, has the power to authorize the issuance of Preferred Stock with voting and conversion rights that could adversely affect the voting power of the Common Stock. See "RISK FACTORS--Preferred Stock May Inhibit Change of Control."


         CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND
                              FINANCIAL DISCLOSURE


         Weinick, Sanders & Co., L.L.P. was dismissed as the independent accountants of the Company as of June 25, 1996. Such former independent accountants' report on the financial statements of the Company for either of the prior two years did not contain an adverse opinion or disclaimer of opinion, and was not modified as to uncertainty, audit scope or accounting principles. The decision to replace the Company's independent accountants was made by the executive officers of the Company without action by the Company's Board of Directors. There was no disagreement with the former accountants, either that was resolved or that remained unresolved, on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure. On June 25, 1996, the Company engaged BDO Seidman, LLP as its new independent certified public accountants.

                                  LEGAL MATTERS

         The legality of the securities offered hereby will be passed on for the Company by Akabas & Cohen, 488 Madison Avenue, 6th floor, New York, NY 10022. Akabas & Cohen is the beneficial and record owner of 8,081 shares of the Company's Common Stock. Seth Akabas, a partner in the law firm of Akabas & Cohen, is a director of the Company.

                                     EXPERTS

         The financial statements of the Company for the year ended June 30, 1995 included in this Prospectus have been included herein in reliance on the report by Weinick, Sanders & Co., L.L.P., 1515 Broadway, New York, NY 10036, appearing elsewhere in this Prospectus and upon the authority of such firm as experts in auditing and accounting.

         The financial statements for the year ended June 30, 1996 included in this Prospectus constituting a part of this Registration Statement have been audited by BDO Seidman, LLP, independent certified public accountants, to the extent and for the period set forth in their report appearing elsewhere herein and in the Registration Statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

                             ADDITIONAL INFORMATION



         The Company has filed with the office of the Securities and Exchange Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, its Registration Statement on Form SB-2 (Registration No. 33-80627 under the Securities Act of 1933, with respect to the securities offered hereby (the "Registration Statement"). This Prospectus does not contain all of the information set forth in the Registration Statement and the exhibits and schedules thereto. For further information, reference is hereby made to the Registration Statement. Statements contained in the Prospectus as to the contents of any document are not necessarily complete, and in each instance reference is made to the copy of such document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference. Copies of the Registration Statement and such other reports filed by the Company may be inspected without charge at the Public Reference Section of the Commission in Washington D.C. at the address set forth above, at the Commission's regional office in the Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, IL 60604, and at the Commission's office at 7 World Trade Center, New York, NY 10048, and copies of all or any part thereof may be obtained from the Commission at prescribed rates. Copies of this filing, reports, proxy and information statements and other information regarding the Company are available on the Commission's website at http://www.sec.gov.



         Any document or part thereof which is incorporated by reference within this Prospectus and not delivered herewith, will be provided, without charge, to each person, including any beneficial owner, to whom a Prospectus is delivered, upon written or oral request of such person; however, exhibits to documents that are incorporated by reference shall not be furnished unless such exhibits are specifically incorporated by reference into the information that the Prospectus incorporates. Such information may be obtained by writing the Company at 475 Northern Boulevard, Great Neck, NY 11021, telephone (516) 482-4860, Attn:
Secretary.

                              GILMAN & CIOCIA, INC.
                                AND SUBSIDIARIES






















                                               CONSOLIDATED FINANCIAL STATEMENTS
                                              YEARS ENDED JUNE 30, 1996 AND 1995
                      AND FOR THE THREE MONTHS ENDED SEPTEMBER 30, 1996 AND 1995

                              GILMAN & CIOCIA, INC.
                                   AND SUBSIDIARIES






















                                               CONSOLIDATED FINANCIAL STATEMENTS
                                              YEARS ENDED JUNE 30, 1996 AND 1995
                      AND FOR THE THREE MONTHS ENDED SEPTEMBER 30, 1996 AND 1995

                               GILMAN & CIOCIA, INC. AND SUBSIDIARIES


                                                                INDEX






REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
 FOR THE YEAR ENDED JUNE 30, 1996                                 F-3

INDEPENDENT ACCOUNTANTS' REPORT FOR THE YEAR ENDED
 JUNE 30, 1995                                                    F-4

FINANCIAL STATEMENTS:

   Consolidated balance sheets as of June 30, 1996
    and September 30, 1996 (unaudited)                      F-5 - F-6

   Consolidated statements of operations for the
    years ended June 30, 1996 and 1995 and for the
    three months ended September 30, 1996 and 1995
    (unaudited)                                                   F-7

   Consolidated statements of stockholders' equity
    for the years ended June 30, 1996 and 1995 and
    for the three months ended September 30, 1996
    (unaudited)                                             F-8 - F-9

   Consolidated statements of cash flows for the years
    ended June 30, 1996 and 1995 and for the three
    months ended September 30, 1996 and 1995
    (unaudited)                                           F-10 - F-11


NOTES TO CONSOLIDATED FINANCIAL STATEMENTS                F-12 - F-33

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


To the Board of Directors and Stockholders of Gilman & Ciocia, Inc.
Great Neck, New York


We have audited the accompanying consolidated balance sheet of Gilman & Ciocia, Inc. and subsidiaries as of June 30, 1996, and the related consolidated statements of income, stockholders' equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Gilman & Ciocia, Inc. and subsidiaries at June 30, 1996 and the consolidated results of their operations and their cash flows for the year then ended in conformity with generally accepted accounting principles.






/s/BDO Seidman, LLP
BDO Seidman, LLP

New York, New York
September 30, 1996

                         INDEPENDENT ACCOUNTANTS' REPORT



To the Board of Directors
Gilman & Ciocia, Inc.



We have audited the accompanying consolidated statements of income, stockholders' equity and cash flows of Gilman & Ciocia, Inc. and subsidiaries for the year ended June 30, 1995. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated results of operations and cash flows of Gilman & Ciocia, Inc. and subsidiaries for the year ended June 30, 1995, in conformity with generally accepted accounting principles.

As described in Note 13(a), the Company restated its June 30, 1995 consolidated financial statements to correct and increase its tax liability as of June 30, 1995 by approximately $145,000.



                                    /s/ Weinick & Sanders & Co. LLP
                                    Weinick & Sanders & Co. LLP

New York, New York
August 7, 1995
(Except for Note 7(d) as to which
 the date is September 22, 1995)

                                  GILMAN & CIOCIA, INC. AND SUBSIDIARIES


                                             CONSOLIDATED BALANCE SHEETS

                                                                    June 30,   September 30,
                                                                      1996          1996
--------------------------------------------------------------------------------------------
ASSETS                                                                          (Unaudited)
CURRENT:
   Cash                                                            $2,221,795    $1,262,547
   Accounts receivable, net of allowance for doubtful accounts of
      $45,974 and $70,974, respectively                               976,686       773,091
   Receivables from related parties, current portion                  403,545       274,752
   Prepaid expenses and other current assets                          100,866       359,746
--------------------------------------------------------------------------------------------
        TOTAL CURRENT ASSETS                                        3,702,892     2,670,136

PROPERTY AND EQUIPMENT, AT COST, LESS ACCUMULATED
   DEPRECIATION AND AMORTIZATION                                    1,501,701     1,672,528
INTANGIBLE ASSETS, NET OF ACCUMULATED AMORTIZATION OF
   $192,282 AND $263,059, RESPECTIVELY                              1,030,820     1,126,910
INVESTMENT IN PARTNERSHIP                                             646,525       553,938
ADVANCES AND NOTES RECEIVABLE FROM FINANCIAL PLANNERS                 501,531       438,310
SECURITY DEPOSITS                                                     209,852       217,400
RECEIVABLES FROM RELATED PARTIES, NET OF CURRENT PORTION              139,595        77,928
DEFERRED TAX ASSETS                                                   133,585       191,002
--------------------------------------------------------------------------------------------
                                                                   $7,866,501    $6,948,152
============================================================================================


                    See accompanying notes to consolidated financial statements.

                                  GILMAN & CIOCIA, INC. AND SUBSIDIARIES


                                             CONSOLIDATED BALANCE SHEETS

                                                            June 30,   September 30,
                                                              1996         1996
------------------------------------------------------------------------------------
LIABILITIES AND STOCKHOLDERS' EQUITY                                    (Unaudited)
CURRENT:
   Short-term borrowings                                  $  680,556    $  288,887
   Accounts payable                                          291,554        49,223
   Accrued expenses and other current liabilities            395,450       537,454
   Note payable - other                                            -       121,928
------------------------------------------------------------------------------------
      TOTAL CURRENT LIABILITIES                            1,367,560       997,492
------------------------------------------------------------------------------------

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY:
   Preferred stock - $.001 par value - shares authorized
      100,000; issued and outstanding, none                        -             -
   Common stock - $.01  par value - shares authorized
      9,000,000; issued and outstanding 5,550,582             55,505        55,505
   Paid-in capital                                         6,184,075     6,213,810
   Retained earnings                                         717,375       130,277
------------------------------------------------------------------------------------
                                                           6,956,955     6,399,592
   Stock subscriptions and accrued interest receivable      (458,014)     (448,932)
------------------------------------------------------------------------------------
      TOTAL STOCKHOLDERS' EQUITY                           6,498,941     5,950,660
------------------------------------------------------------------------------------
                                                          $7,886,501    $6,948,152
====================================================================================


                    See accompanying notes to consolidated financial statements.

                                   GILMAN & CIOCIA, INC. AND SUBSIDIARIES


                                    CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                       Three Months Ended
                                            Year Ended June 30,           September 30,
-----------------------------------------------------------------------------------------------
                                                1996         1995       1996         1995
-----------------------------------------------------------------------------------------------
REVENUES:                                              (Restated)          (Unaudited)
   Tax preparation fees                  $ 8,147,986   $6,657,620   $  233,993   $  176,943
   Financial planning commissions          5,671,905    3,274,541    1,368,421    1,164,226
   Direct mail services                    2,689,786            -      557,386      487,235
-----------------------------------------------------------------------------------------------
      TOTAL REVENUES                      16,509,677    9,932,161    2,159,800    1,828,404
-----------------------------------------------------------------------------------------------
OPERATING EXPENSES:
   Salaries and commissions                6,690,091    3,915,963    1,301,430      836,582
   General and administrative expenses     3,054,568    2,262,652      697,151      499,418
   Advertising                             2,585,125    2,045,178       22,694       15,306
   Direct mail costs                       1,682,108            -      379,210      338,706
   Rent                                    1,502,788      912,565      468,333      281,267
   Depreciation and amortization             525,468      212,639      172,476       73,563
   Reimbursement of financial planning
      expenses                              (125,000)           -            -     (125,000)
-----------------------------------------------------------------------------------------------
      TOTAL OPERATING EXPENSES            15,915,148    9,348,997    3,041,294    1,919,842
-----------------------------------------------------------------------------------------------
OPERATING INCOME (LOSS)                      594,529      583,164     (881,494)     (91,438)
-----------------------------------------------------------------------------------------------
OTHER INCOME (EXPENSES):
   Income (loss) from investment in
      partnership                            198,165            -      (92,587)      43,334
   Interest income                            91,435       97,894       20,915       39,038
   Interest expense                         (107,111)     (91,359)     (16,937)      (5,138)
   Rental income                              19,180       12,275        4,920        6,579
   Realized gain on sale of marketable
      securities                              91,175       15,343            -            -
   Unrealized gain (loss) on marketable
      securities                                   -       16,216            -       64,663
-----------------------------------------------------------------------------------------------
TOTAL OTHER INCOME (EXPENSES) - NET          292,844       50,369      (83,689)     148,476
-----------------------------------------------------------------------------------------------
INCOME (LOSS) BEFORE PROVISION (CREDIT)
FOR INCOME TAXES                             887,373      633,533     (965,183)      57,038
PROVISION (CREDIT) FOR INCOME TAXES          352,647      386,030     (378,085)      12,252
-----------------------------------------------------------------------------------------------
NET INCOME (LOSS)                        $   534,726   $  247,503   $ (587,098)  $   44,786
===============================================================================================
NET INCOME (LOSS) PER SHARE              $      0.10   $     0.05   $     (.11)  $      .01
===============================================================================================
WEIGHTED AVERAGE COMMON AND
   COMMON EQUIVALENT SHARES:
   Primary                                 5,916,044    4,716,106    5,550,582    5,635,213
   Fully diluted                           5,916,044    4,882,737    5,550,582    5,635,213
===============================================================================================


                    See accompanying notes to consolidated financial statements.

                                          GILMAN & CIOCIA, INC. AND SUBSIDIARIES

                                 CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                                                   TWO YEARS ENDED JUNE 30, 1996
                                       AND THREE MONTHS ENDED SEPTEMBER 30, 1996

                                                                                         Stock           Treasury Stock
                                     Common Stock                                  Subscriptions and  --------------------
                                --------------------     Additional     Retained    Accrued Interest
                                Shares        Amount  Paid-in Capital   Earnings      Receivable      Shares      Amount
--------------------------------------------------------------------------------------------------------------------------
Balance, July 1, 1994           4,114,465    $41,144     $1,396,825    $ 714,923       $(694,148)           --  $      --
  Collection of common stock
    subscriptions and accrued
    interest receivable                --         --             --           --          97,012            --         --
  Sale of common stock, net     1,015,852     10,158      3,076,520           --              --            --         --
  Acquisition of treasury
     stock - at cost                   --         --             --           --              --        20,000    (72,500)
  Issuance of common stock
     for cash and
     subscriptions
     receivable                   80,261        803        242,697           --        (115,000)           --         --
  Receipt of stock in lieu
     of officers' loans
     receivable                       --         --             --           --              --        96,964   (339,375)
  S Corporation dividend
     distributions                    --         --             --     (202,868)             --            --         --
  Termination of subchapter
     "S" election of
     Gilbert Financial Corp.
     and transfer of retained
     earnings to paid-in
     capital                           --         --         98,720      (98,720)             --            --         --
  Compensation expense
     recognized in connection
     with issuance of stock
     options                           --         --         30,875           --              --            --         --
   Exercise of bridge warrants    360,000      3,600        745,200           --              --            --         --
   Issuance of common stock,
     in connection with the
     acquisition of intangible
     assets                        64,286        643        224,357           --              --            --         --
   Accrued interest receivable         --         --             --           --         (61,844)           --         --
   Net income (Restated)               --         --             --      247,503              --            --         --
--------------------------------------------------------------------------------------------------------------------------
Balance, June 30, 1995          5,634,864    $56,348     $5,815,194    $ 660,838       $(773,980)      116,964  $(411,875)
==========================================================================================================================

                                    Total
                                Stockholders'
                                   Equity
---------------------------------------------
Balance, July 1, 1994             $ 1,458,744
   Collection of common
     stock subscriptions and
     accrued interest
     receivable                        97,012
   Sale of common stock, net        3,086,678
   Acquisition of treasury
     stock - at cost                  (72,500)
   Issuance of common stock
     for cash and subscriptions
     receivable                       128,500
   Receipt of stock in lieu of
     repayment of officers'
     loans receivable                (339,375)
   S Corporation dividend
     distributions                   (202,868)
   Termination of subchapter
     "S" election by Gilbert
     Financial Corp. and
     transfer of retained
     earnings to paid-in
     capital                               --
   Compensation expense
     recognized in connection
     with issuance of stock
     options                           30,875
   Exercise of bridge warrants        748,800
   Issuance of common stock,
     in connection with the
     acquisition of intangible
     assets                           225,000
   Accrued interest receivable        (61,844)
   Net income (Restated)              247,503
---------------------------------------------
Balance, June 30, 1995            $ 5,346,525
=============================================


                    See accompanying notes to consolidated financial statements.

                                          GILMAN & CIOCIA, INC. AND SUBSIDIARIES

                                 CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                                                TWO YEARS ENDED JUNE 30 1996 AND
                                           THREE MONTHS ENDED SEPTEMBER 30, 1996

                                                                                             Stock
                                         Common Stock                                   Subscriptions and       Treasury Stock
                                    --------------------     Additional     Retained     Accrued Interest  -----------------------
                                     Shares       Amount    Paid-in Capita  Earnings       Receivable        Shares        Amount
----------------------------------------------------------------------------------------------------------------------------------
Balance, July 1, 1995               5,634,864   $ 56,348    $5,815,194     $ 660,838       $(773,980)       116,964   $  (411,875)
   Purchase of treasury stock              --         --            --            --          67,590         10,594       (67,590)
   Retirement of treasury stock      (127,558)    (1,276)           --      (478,189)             --       (127,558)      479,465
   Issuance of common stock            26,307        263        53,063            --              --             --            --
   Exercise of stock options           10,000        100        23,100            --              --             --            --
   Compensation recognized in
      connection with the issuance
      of stock options                     --         --       232,782            --              --             --            --
   Repayments of stock
      subscriptions                        --         --            --            --         310,809             --            --
   Issuance of stock subscriptions      6,969         70        39,930            --         (40,000)            --            --
   Accrued interest income                 --         --            --            --         (22,433)            --            --
   Income tax benefit related to
      exercise of common stock
      options                              --         --        20,006            --              --             --            --
   Net income                              --         --            --       534,726              --             --            --
----------------------------------------------------------------------------------------------------------------------------------
Balance, June 30, 1996              5,550,582     55,505     6,184,075       717,375        (458,014)            --            --
   Repayments of stock
      subscriptions (unaudited)            --         --            --            --          19,387             --            --
   Compensation recognized in
      connection with the issuance
      of stock options (unaudited)         --         --        29,735            --              --             --            --
   Accrued interest income
      (unaudited)                          --         --            --            --         (10,305)            --            --
   Net loss (unaudited)                    --         --            --      (587,098)             --             --            --
----------------------------------------------------------------------------------------------------------------------------------
Balance, September 30, 1996
   (unaudited)                      5,550,582   $ 55,505    $6,213,810     $ 130,277       $(448,932)            --   $        --
==================================================================================================================================


                                        Total
                                    Stockholders'
                                       Equity
------------------------------------------------
Balance, July 1, 1995                $ 5,346,525
   Purchase of treasury stock                 --
   Retirement of treasury stock               --
   Issuance of common stock               53,326
   Exercise of stock options              23,200
   Compensation recognized in
      connection with the issuance
      of stock options                   232,782
   Repayments of stock
      subscriptions                      310,809
   Issuance of stock subscriptions            --
   Accrued interest income               (22,433)
   Income tax benefit related to
      exercise of common stock
      options                             20,006
   Net income                            534,726
------------------------------------------------
Balance, June 30, 1996                 6,498,941
   Repayments of stock
      subscriptions (unaudited)           19,387
   Compensation recognized in
      connection with the issuance
      of stock options (unaudited)        29,735
   Accrued interest income
      (unaudited)                        (10,305)
   Net loss (unaudited)                 (587,098)
------------------------------------------------
Balance, September 30, 1996
   (unaudited)                       $ 5,950,660
================================================


                    See accompanying notes to consolidated financial statements.

                                     GILMAN & CIOCIA, INC. AND SUBSIDIARIES


                                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                Year Ended               Three Months Ended
                                                                 June 30,                   September 30,
----------------------------------------------------------------------------------------------------------------
                                                             1996         1995           1996           1995
----------------------------------------------------------------------------------------------------------------
CASH FLOWS FROM OPERATING ACTIVITIES:                                   (Restated)          (Unaudited)
   Net income (loss)                                    $   534,726   $  247,503    $  (587,098)   $    44,786
   Adjustments to reconcile net income (loss) to net
      cash provided by (used in) operating activities:
      Compensation expense recognized in connection
        with the issuance of stock options                  232,782       30,875         29,735          5,537
      Depreciation and amortization                         525,468      212,639        172,464         73,563
      (Income) loss from investment in partnership         (198,165)           -         92,587        (43,334)
      Increase in deferred tax assets                      (133,585)           -        (57,417)             -
      Compensation expense recognized in connection
        with the forgiveness of officers' loans             123,899            -              -              -
      Gain on sale of marketable securities                 (91,175)           -              -              -
      Compensation expense recognized in connection
        with amortization of advances to financial
        planners                                             79,851            -        115,210              -
      Provisions for doubtful accounts                       99,175            -         25,000              -
      Interest on stock subscriptions                       (22,433)           -        (10,305)        (3,572)
      Gain on disposal of property and equipment             (9,000)           -              -              -
      Unrealized gain on marketable securities                    -      (16,216)             -        (16,216)
      (Increase) decrease in:
           Proceeds from sale of marketable securities    2,186,925            -              -      2,160,413
           Purchase of marketable securities                      -   (2,079,534)             -              -
           Accounts receivable                             (441,136)    (273,401)        178,595      (134,032)
           Advances to financial planners                  (653,768)           -         (51,989)     (125,000)
           Security deposits                               (100,486)     (10,065)         (7,548)      (29,938)
           Prepaid expenses and other current assets         26,786      (75,481)       (258,880)      (57,102)
      Increase (decrease) in:
           Accounts payable, accrued expenses and
              other current liabilities                     461,998     (549,169)        (74,134)      105,721
---------------------------------------------------------------------------------------------------------------
              NET CASH PROVIDED BY (USED IN)
                OPERATING ACTIVITIES                      2,621,862   (2,512,849)       (433,780)    1,980,826
---------------------------------------------------------------------------------------------------------------
CASH FLOWS FROM INVESTING ACTIVITIES:
   Capital expenditures                                    (900,385)    (618,744)       (270,516)      (37,431)
   Acquisition of intangible assets                        (730,076)    (184,028)       (166,865)     (146,500)
   Investment in partnership                               (448,360)           -               -      (305,026)
   Proceeds from related party transactions                 152,655        3,907         219,460         2,561
   Payments to related parties                             (494,220)    (335,512)        (29,000)      (48,703)
---------------------------------------------------------------------------------------------------------------
              NET CASH USED IN INVESTING ACTIVITIES      (2,420,386)  (1,134,377)       (246,921)     (535,099)
---------------------------------------------------------------------------------------------------------------


                    See accompanying notes to consolidated financial statements.

                                     GILMAN & CIOCIA, INC. AND SUBSIDIARIES


                                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                               Year Ended             Three Months Ended
                                                                 June 30,                 September 30,
                                                       ---------------------------------------------------
                                                             1996       1995           1996         1995
----------------------------------------------------------------------------------------------------------
CASH FLOWS FROM FINANCING ACTIVITIES:                                (Restated)         (Unaudited)
   Acquisition of treasury stock                       $        -   $   (72,500)  $        -   $        -
   Proceeds from bank loan transactions                 2,297,222     1,000,000      150,000            -
   Payments of bank loan transactions                  (2,000,000)   (1,116,666)    (541,669)     (27,778)
   Proceeds from sale of common stock and exercise of
      stock options                                        76,526     3,452,555            -            -
   Proceeds from stock subscriptions                      310,809        73,024       19,387       26,250
   Incurrence of deferred registration costs                    -        (3,632)           -            -
   Decrease in note payable - officer                           -       (72,150)           -            -
   S Corporation dividend distribution                          -      (202,868)           -            -
   Exercise of bridge warrants                                  -       748,800            -            -
   Proceeds from note payable                                   -             -      100,000            -
   Payments of note payable                                     -             -       (6,265)           -
----------------------------------------------------------------------------------------------------------
      NET CASH PROVIDED BY (USED IN) FINANCING
        ACTIVITIES                                        684,557     3,806,563     (278,547)      (1,528)
----------------------------------------------------------------------------------------------------------
NET INCREASE (DECREASE) IN CASH                           886,033       159,337     (959,248)   1,444,199
CASH AT BEGINNING OF PERIOD                             1,335,762     1,176,425    2,221,795    1,335,762
----------------------------------------------------------------------------------------------------------
CASH AT END OF PERIOD                                  $2,221,795   $ 1,335,762   $1,262,547   $2,779,961
==========================================================================================================


                    See accompanying notes to consolidated financial statements.

                                          GILMAN & CIOCIA, INC. AND SUBSIDIARIES


                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (INFORMATION WITH RESPECT TO THE THREE MONTHS
                                 ENDED SEPTEMBER 30, 1996 AND 1995 IS UNAUDITED)




1.        SUMMARY OF ACCOUNTING POLICIES

         (a) Business

         Gilman & Ciocia, Inc. (the "Company"), which is incorporated in Delaware, is a provider of income tax preparation and financial planning services to individuals and businesses. The Company also provides direct mail services through its Progressive Mailing Services ("Progressive") division.

         The Company has three wholly-owned subsidiaries. They are as follows:

         JT Securities, Inc. ("JT") is a registered broker-dealer and investment advisor, pursuant to the provisions of the Securities Exchange Act of 1934 and the Investment Advisers Act of 1940, respectively.

         Gilbert Financial Services, Inc. ("Gilbert"), which was acquired effective November 1, 1994, is also in the business of providing financial services. The Company acquired the outstanding common stock of Gilbert in exchange for 203,428 shares of the Company. Gilbert is presently inactive.

         B.T. Telemarketing, Inc. ("BT") is a telemarketing company. BT is presently inactive.

         The Company also has a 50% owned subsidiary, Suffolk Service Bureau Corp. ("Suffolk"), acquired effective July 1, 1996 over which it exercises control. Suffolk is a provider of income tax preparation and financial planning services to individuals and businesses.

         The majority of the Company's revenues are earned from January through June.

         (b) Basis of Financial Statement Presentation

         The consolidated financial statements include the accounts of the Company, its four subsidiaries JT, BT, Gilbert and Suffolk and have been prepared as if the entities had operated as a single consolidated group since their respective dates of incorporation. All significant intercompany accounts and transactions have been eliminated in consolidation. The investment in partnership has been accounted for under the equity method.

         In preparing financial statements in conformity with generally accepted accounting principles, management is required to make estimates and assumptions that effect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reporting period. Actual results could differ from those estimates.

                                          GILMAN & CIOCIA, INC. AND SUBSIDIARIES


                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (INFORMATION WITH RESPECT TO THE THREE MONTHS
                                 ENDED SEPTEMBER 30, 1996 AND 1995 IS UNAUDITED)




         (c) Fair Value of Financial Instruments

         The carrying amounts of financial instruments, including cash, accounts receivable, notes receivable, accounts payable and short-term borrowings and notes payable, approximated fair value as of June 30, 1996 and September 30, 1996, because of the relatively short-term maturity of these instruments.

         (d) Impairment of Loans

         The Company has adopted Statement of Financial Accounting Standard ("SFAS") No. 118, "Accounting by Creditors for Impairment of a Loan - Income Recognition and Disclosures", as of July 1, 1995. The adoption of SFAS No.118 did not have a material impact on its results of operations, financial position or cash flows.

         (e) Property and Equipment

         Property and equipment are recorded at cost. Depreciation and amortization is calculated using straight-line or accelerated methods over the estimated useful lives of the assets or, for leasehold improvements, over the lease terms which range from one to seven years.

         (f) Advances to Financial Planners

         The Company entered into three year agreements with independent financial planners ("Planners"), which require the Planners to become captive agents of the Company. In connection therewith, the Company advances funds to financial planners. The agreements require the advances to be forgiven in three years as long as the Planners remain independent contractors of the Company. As such, all advances are amortized on a straight-line basis over three years.

         (g) Intangible Assets

         Intangible assets include the costs of $1,223,102 and $1,391,620 to acquire lists of customer accounts, non-competition agreements and goodwill.

         Amortization is computed on a straight-line basis over a period of five years and amounted to $190,817 and $1,465 for the years ended June 30, 1996 and 1995, and for the three months ended September 30, 1996 and 1995, amortization amounted to $70,777 and $14,653, respectively.

                                          GILMAN & CIOCIA, INC. AND SUBSIDIARIES


                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (INFORMATION WITH RESPECT TO THE THREE MONTHS
                                 ENDED SEPTEMBER 30, 1996 AND 1995 IS UNAUDITED)




         The Company's operational policy for the assessment and measurement of any impairment in the value of the intangible assets acquired which is other than temporary is to evaluate the recoverability and remaining life of the intangible assets and determine whether the intangible assets should be completely or partially written-off or the amortization period accelerated. The Company will recognize an impairment in the value of the intangible assets if the estimated future operating cash flows of the intangible assets are determined to be less than their carrying amount. If the Company determines that impairment has occurred, the measurement of the impairment will be equal to the excess of the carrying amount of the intangible assets over the amount of the undiscounted estimated operating cash flows.

         (h) Deferred Rent

         The Company recognizes rent expense on a straight line basis over the minimum term of the lease. The effect of such adjustment for the years ended June 30, 1996 and 1995, was approximately $54,000 and $0, respectively. For the three months ended September 30, 1996 and 1995, the Company recorded an adjustment of approximately $19,000 and $0, respectively.

         (i) Revenue Recognition

         The Company recognizes all revenues upon completion of the services associated with income tax preparation and direct mail services. Securities transactions and related commission revenue and expenses are recorded on a trade date basis.

         JT utilizes financial planners that are independent contractors of the Company pursuant to which the Company receives a portion of the commission revenues generated by these individuals in exchange for providing client referrals, office space, and clerical and secretarial support.

         (j) Advertising

         The Company expenses advertising costs as incurred.

         (k) Reimbursement of Financial Planning Expenses

         Based on an employment agreement between the Company and one of its managers, the manager is required to reimburse the Company for certain expenses incurred on behalf of the Company should he fail to achieve certain gross revenue criteria. Based on these criteria, the Company is entitled to be reimbursed for $125,000 of these expenses in fiscal 1996. The Company will offset the manager's future earnings by this amount by December 31, 1996.

                                          GILMAN & CIOCIA, INC. AND SUBSIDIARIES


                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (INFORMATION WITH RESPECT TO THE THREE MONTHS
                                 ENDED SEPTEMBER 30, 1996 AND 1995 IS UNAUDITED)




         (l) Income Taxes

         Deferred tax assets and liabilities are recorded for the estimated future tax effects attributable to temporary differences between the basis of assets and liabilities recorded for financial and tax reporting purposes (Note 11).


         (m) Net Income Per Share

         Primary and fully diluted earnings per share are computed using the treasury stock method, modified for stock options and warrants outstanding in excess of 20% of the total outstanding shares of common stock. Under this method, the aggregate number of shares outstanding reflects the assumed use of proceeds from the hypothetical exercise of the outstanding options and warrants, unless the effect on earnings is anti-dilutive. The assumed proceeds are used to repurchase shares of common stock at the average market value during the period to a maximum of 20% of the shares outstanding. The balance of the proceeds, if any, are used to reduce outstanding debt with the assumed interest expense savings being added to the results of operations for the reported period.

         Fully diluted earnings per share also reflects the assumed use of proceeds from the hypothetical exercise of options and warrants to purchase common stock at the ending market price for the reported period. For the quarter ended September 30, 1996, options and warrants were excluded since they were anti-dilutive.


         (n) Reclassifications

         Certain amounts as previously reported have been reclassified to conform to the 1996 representation.

         (o) Recent Accounting Pronouncements

         In March, 1995, the Financial Accounting Standards Board ("FASB") issued SFAS No. 121, "Accounting For the Impairment of Long Lived Assets and for Long Lives Assets to the Disposed Of", which is effective for fiscal years beginning after December 15, 1995. The Company's adoption of SFAS No. 121 as of July 1, 1996 did not have a material impact on its results of operations, financial position or cash flows.

                                          GILMAN & CIOCIA, INC. AND SUBSIDIARIES


                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (INFORMATION WITH RESPECT TO THE THREE MONTHS
                                 ENDED SEPTEMBER 30, 1996 AND 1995 IS UNAUDITED)




         In October 1995, FASB issued SFAS No. 123, "Accounting for Stock-Based Compensation", which is effective for transactions entered into for fiscal years that begin after December 15, 1995. SFAS No. 123 establishes a fair value method for accounting for stock-based compensation plans either through recognition or disclosure. The Company's adoption of the employee stock-based compensation provisions of SFAS No. 123 as of July 1, 1996 will require disclosure of the pro forma net income and pro forma net income per share amounts assuming the fair value method was adopted July 1, 1995. The adoption of this standard did not have material impact on the Company's consolidated results of operations, financial position or cash flows.

         (p) Interim periods

         The financial statements and related notes thereto as of September 30, 1996 and for the three months ended September 30, 1996 and 1995 are unaudited and have been prepared on the same basis as the audited financial statements included herein. In the opinion of management, such unaudited financial statements include all adjustments necessary to present fairly the information set forth therein. These adjustments consist solely of normal recurring accruals. The interim results are not necessarily indicate of the results for any future period.


    2.   ACQUISITIONS

         (a)      Intangible Assets

                  During fiscal 1996 and 1995, the Company acquired customer lists and entered into non-competition agreements for approximately $730,000 and $459,000, respectively. During the three months ended September 30, 1996 and 1995, the Company acquired costumer lists for approximately $19,000 and $147,000 respectively. Included in the intangibles acquired during fiscal 1995 was a customer list and a non-competition agreement with the former principal stockholder of Progressive.

                  Pro forma financial information for these acquisitions has not been provided because they were not deemed to be material to the consolidated results of operations of the Company.

         (b)      Gilbert

                  On February 10, 1995, the Company acquired all of the issued and outstanding capital stock of Gilbert in exchange for 203,428 shares of the Company's common stock. The acquisition was effective as of November 1, 1994 and has been accounted for as a pooling of interests.

                                          GILMAN & CIOCIA, INC. AND SUBSIDIARIES


                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (INFORMATION WITH RESPECT TO THE THREE MONTHS
                                 ENDED SEPTEMBER 30, 1996 AND 1995 IS UNAUDITED)




         (c)      Suffolk

                  On July 1, 1996, the Company acquired 50% of the issued and outstanding capital stock of Suffolk in exchange for $150,000. The acquisition has been accounted for as a purchase with the entire amount of proceeds being recorded as goodwill. Financial information for Suffolk has not been provided due to immateriality.

    3.   RECEIVABLES FROM RELATED PARTIES

         Receivables from related parties consist of the following:

                                                  June 30,  September 30,
                                                    1996        1996
         ----------------------------------------------------------------
         Non-interest bearing note receivable
         from officers/stockholders of the
         Company that is due on demand.         $150,000      $      --

         Notes receivable from independent
         contractor/ stockholder of the
         Company due on June 30, 1997 and
         October 8, 1997.  Interest is charged
         at a rate of 8% per annum.              214,219        216,220

         Receivable from independent
         contractor/stockholder of the
         Company, payable in monthly
         installments of $15,625 through
         December 1, 1996.                        94,750         47,600

         Other                                    84,171         88,860
         ----------------------------------------------------------------
                                                 543,140        352,680
         Less: current portion                   403,545        274,752
         ----------------------------------------------------------------
                                                $139,595      $  77,928
         ================================================================

         For the years ended June 30, 1996 and 1995, interest income from these receivables was approximately $12,662 and $11,226, respectively. For the three months ended September 30, 1996 and 1995, interest income for these receivables was approximately $3,220 and $1,517, respectively.

                                          GILMAN & CIOCIA, INC. AND SUBSIDIARIES


                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (INFORMATION WITH RESPECT TO THE THREE MONTHS
                                 ENDED SEPTEMBER 30, 1996 AND 1995 IS UNAUDITED)




    4.   ADVANCES AND NOTES RECEIVABLE - FINANCIAL PLANNERS

         Advances and notes receivable - financial planners consist of the following:

                                                 June 30,  September 30,
                                                   1996        1996
         ---------------------------------------------------------------
         Non-interest bearing advances to
            financial planners amortized over
            three years.                         $451,531     $388,310

         Note receivable from financial planner
            due December 4, 1998.  Interest is
            payable at 6% per annum.               50,000       50,000
         ---------------------------------------------------------------
                                                 $501,531     $438,310
         ===============================================================


    5.   PROPERTY AND EQUIPMENT

         Major classes of property and equipment consist of the following:

                                               June 30,  September 30,
                                                 1996        1996
         -------------------------------------------------------------
         Building                            $        -   $  214,237

         Equipment                            1,911,788    1,948,901

         Furniture and fixtures                 342,206      347,484

         Leasehold improvements                 147,157      167,793
         -------------------------------------------------------------
                                              2,401,151    2,678,415

         Less: Accumulated depreciation and
         amortization                           899,450    1,005,887
         -------------------------------------------------------------
                                             $1,501,701   $1,672,528
         =============================================================

                                          GILMAN & CIOCIA, INC. AND SUBSIDIARIES


                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (INFORMATION WITH RESPECT TO THE THREE MONTHS
                                 ENDED SEPTEMBER 30, 1996 AND 1995 IS UNAUDITED)




    6.   SHORT-TERM BORROWINGS

         The Company has a bank line of credit which provides for borrowings up to a maximum amount of $2,500,000 and expires on October 31, 1996. The line of credit is guaranteed by the four principal stockholders of the Company. At June 30, 1996 and September 30, 1996, the Company had borrowings of $500,000 and $150,000 respectively outstanding under this line of credit. Interest is charged at the prime rate (8.25% at June 30, 1996 and September 30, 1996) plus 1.5%.

         The Company also has a $500,000 term loan with the bank which requires monthly payments of $13,889 (plus interest at the prime rate, 8.25%, at June 30, 1996 and September 30, 1996, plus 1.75%) through June 30, 1997. The loan is secured by all of the Company's assets. At June 30, 1996 and September 30, 1996, the Company's outstanding balance under this loan was $180,556 and $138,887, respectively.

         In December 1996, the Company renegotiated its term loan to increase it to $1,000,000. The new payment terms call for 36 monthly principal installments of approximately $28,000 plus interest. The interest rate on the loan and the security interest remain the same.



    7.   COMMITMENTS AND CONTINGENCIES

         (a) Leases

             The Company is obligated under various noncancelable lease agreements for the rental of office space and equipment through 2001. The lease agreements for office space contain escalation clauses based principally upon real estate taxes, building maintenance and utility costs. The following is a schedule by year of future minimum rental payments required under operating leases:

             Year Ended June 30,
             ----------------------------------------------------
             1997                                      $1,531,446

             1998                                       1,265,843

             1999                                         850,731

             2000                                         541,008

             2001                                         254,061

             Thereafter                                    36,743
             ----------------------------------------------------
                                                       $4,479,832
             ====================================================

                                          GILMAN & CIOCIA, INC. AND SUBSIDIARIES


                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (INFORMATION WITH RESPECT TO THE THREE MONTHS
                                 ENDED SEPTEMBER 30, 1996 AND 1995 IS UNAUDITED)




         (b) Internal Revenue Code Provisions for Penalties of Tax Preparers

             The Company's business of preparing income tax returns subjects it to potential civil liabilities under the Internal Revenue Code. Although the Company believes it complies with all applicable laws and regulations, no assurance can be given that the Company will never incur any material fines or penalties.

         (c) Professional Liability or Malpractice Insurance

             The Company does not maintain any professional liability or malpractice insurance policy. Although the Company believes it complies with all applicable laws and regulations, no assurance can be given that the Company will not be subject to professional liability or malpractice suits.

         (d) Clearing Agreement

             All securities transactions are introduced and cleared on a fully disclosed basis through a correspondent broker that is a member of the New York Stock Exchange, Inc. (the "Broker") pursuant to a clearing agreement (the "Agreement"). Accordingly, JT operates under the exemptive provisions of Securities Exchange Commission ("SEC") Rule 15c3-3(k)(2)(ii).

             The Agreement provides the Broker with liens upon all cash and receivables held by the Broker which totalled approximately $46,000 at June 30, 1996 and $39,000 at September 30, 1996. These liens secure the liabilities and obligations of the Company to the Broker.

         (e) Concentration of Credit Risk

             Financial instruments which potentially subject the Company to concentrations of credit risk consist of cash and accounts receivable. The Company maintains its temporary cash investments with high quality financial institutions. The highly seasonal nature of the Company's business results in the periodic accumulation of cash in amounts in excess of the FDIC insurance limits. The Company utilizes several financial institutions at these times to minimize the exposure for potential losses.

                                          GILMAN & CIOCIA, INC. AND SUBSIDIARIES


                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (INFORMATION WITH RESPECT TO THE THREE MONTHS
                                 ENDED SEPTEMBER 30, 1996 AND 1995 IS UNAUDITED)




         (f) Net Capital Requirements

             JT is subject to the Uniform Net Capital Rule of the SEC, which requires the maintenance of minimum regulatory net capital and requires that the ratio of aggregate indebtedness to net capital, both as defined, shall not exceed 15 to 1. At June 30, 1996 and September 30, 1996, JT had net capital of $1,861,884 and $1,064,211, respectively. The net capital requirement for JT as of June 30, 1996 and September 30, 1996 was $25,000.

         (g) Financial Instruments with Off-balance Sheet Risk

             In the normal course of business, JT executes, as an agent, transactions on behalf of customers. If the agency transactions do not settle because of failure to perform by either the customer or the counterpart, JT may be obligated to discharge the obligation of the nonperforming party and, as a result, may incur a loss if the market value of the security is different from the contract amount of the transactions.

             JT does not anticipate nonperformance by customers or counterparties in the above situation. JT's policy is to monitor its market exposure and counterpart risk. In addition, JT has a policy of reviewing, as considered necessary, the credit standing of each counterpart and customer with which it conducts business.

         (h) Litigation

             The Company is a defendant in various lawsuits which are in the early stages of discovery and therefore no conclusion can be made by legal counsel as to the outcome. It is the opinion of management that the outcome of the pending lawsuits will not materially affect the operations, cash flows or financial condition of the Company.

                                          GILMAN & CIOCIA, INC. AND SUBSIDIARIES


                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (INFORMATION WITH RESPECT TO THE THREE MONTHS
                                 ENDED SEPTEMBER 30, 1996 AND 1995 IS UNAUDITED)




8.       STOCKHOLDERS' EQUITY

(a)      Public Offering

         In December 1994, the Company consummated its initial public offering ("IPO") of 507,926 units, including the underwriter's overallotment option, of its securities to the public for $7.00 per unit. Each unit consisted of two shares of the Company's common stock and a warrant to purchase another share of common stock at $4.67 per share. Proceeds of the offering less underwriting discounts of approximately $278,000 were approximately $3,277,000. Expenses for the IPO totaled approximately $190,000, resulting in net proceeds to the Company of approximately $3,087,000.

         In connection with the IPO, the Company issued warrants to purchase 50,783 units of common stock to the underwriter.

(b)      Warrants

         (i) 239,975 Class B warrants outstanding were originally issued in connection with a private placement financing that took place in fiscal 1994 and are held by the Company's warrantholders. Each warrant grants the holder the right to purchase one share of common stock at an exercise price of $3.13 per share and expires in September 2003.

         (ii) The remaining 507,926 and 50,783 warrants outstanding consist of those issued to the public and the underwriter, respectively, in connection with the IPO. Each warrant issued to the public grants the holder the right to purchase one share of common stock at an exercise price of $4.67 and expires in September 1997. The warrants issued to the underwriter grant the holder the right to purchase two shares of common stock and a warrant to purchase another share of common stock at a exercise price of $4.67 and expire in September 1999. These warrants are to be registered in connection with the Company's outstanding Registration Statement with the SEC (Note 9(f)).

(c)      Stock Option Agreements and Stock Option Plan

         The Company has granted 695,000 options to purchase shares of the Company's common stock to three individuals and two consultants. The vesting period of such options ranges from upon grant to 8.5 years from the date of grant. The options expire 3 - 14.5 years from the date of grant. Of these options, 571,000 options were exercisable at June 30, 1996 and September 30, 1996.

                                          GILMAN & CIOCIA, INC. AND SUBSIDIARIES


                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (INFORMATION WITH RESPECT TO THE THREE MONTHS
                                 ENDED SEPTEMBER 30, 1996 AND 1995 IS UNAUDITED)





In September 1993, the Company's Board of Directors and Stockholders adopted the Company's Joint Incentive and Non- Qualified Stock Option Plan, (the "Option Plan"). The Option Plan provides for the granting, at the discretion of the Board of Directors, of: (i) options that are intended to qualify as incentive stock options, within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended, to employees and (ii) options not intended to so qualify to employees, officers and directors. The total number of shares of common stock for which options may be granted under the Option Plan is 816,000 shares.

The number of shares granted, price, terms of exercise, and expiration dates are determined by the Board of Directors. The Plan will terminate in September 2003.

At June 30, 1996 and September 30, 1996, 697,002 options have been granted under the Option Plan. Of these options 511,335 and 533,002 options are exercisable at June 30, 1996 and September 30, 1996, respectively, and 118,998 options remain available for future grants under the Option Plan.

The Company recorded compensation expense of $232,782 and $30,875 for the years ended June 30, 1996 and 1995, respectively, in connection with the issuance of stock options. For the three months ended September 30, 1996 and 1995, the Company recorded approximately $29,735 and $0 respectively as compensation expense in connection with the issuance of stock options.

                                          GILMAN & CIOCIA, INC. AND SUBSIDIARIES


                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (INFORMATION WITH RESPECT TO THE THREE MONTHS
                                 ENDED SEPTEMBER 30, 1996 AND 1995 IS UNAUDITED)





Changes in options and warrants outstanding are summarized as follows:

                                      Options                      Warrants
                         ---------------------------------------------------------
                            Shares     Exercise Price     Shares    Exercise Price
                         ---------------------------------------------------------
Balance, July 1, 1994      432,002      $2.60 - $3.65     599,975    $2.08 - $3.13
  Granted                  678,000      $2.32 - $5.20   * 558,709    $       $4.67
  Exercised                     --                 --    (360,000)   $        2.08
----------------------------------------------------------------------------------
Balance, June 30, 1995   1,110,002      $2.32 - $5.20     798,684    $3.13 - $4.67
  Cancelled               (63,000)      $        3.50          --       --      --
  Granted                  355,000      $1.75 - $5.13          --       --      --
  Exercised               (10,000)      $        2.32          --       --      --
----------------------------------------------------------------------------------
Balance, June 30, 1996
  and September 30,
  1996                   1,392,002      $1.75 - $5.20     798,684    $3.13 - $4.67
==================================================================================



      * Including 50,783 warrants issued to the underwriter which entitled the holder to two shares of the Company's common stock and a warrant to purchase another share of common stock.

(d)   Treasury Stock

      In December 1994, the Company acquired 20,000 shares of its common stock at a cost of $72,500.

      In January and July 1995, the Board of Directors resolved to accept 85,930 and 11,034 shares, respectively, of the Company's common stock from four officers in lieu of repayment of certain loans due to the Company. The shares were valued at the approximate fair market value of $3.50 per share for an aggregate value of $339,375. Of the 96,964 shares, 85,930 were returned to treasury stock on August 23, 1995. The remaining 11,034 shares were returned to treasury stock on September 22, 1995.

      On January 19, 1996, the Board of Directors of the Company resolved to cancel and return all existing shares of the Company's treasury stock to authorized and unissued shares of common stock.

                                          GILMAN & CIOCIA, INC. AND SUBSIDIARIES


                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (INFORMATION WITH RESPECT TO THE THREE MONTHS
                                 ENDED SEPTEMBER 30, 1996 AND 1995 IS UNAUDITED)





(e)   Stock Subscriptions and Accrued Interest Receivable

      Stock subscriptions receivable of $424,988 bear interest at a rate of 9% per annum. For the years ended June 30, 1996 and 1995, the Company recognized interest income of $35,879 and $64,143, respectively. For the three months ended September 30, 1996 and 1995, the Company recognized interest income of $10,305 and $14,006, respectively. At June 30, 1996 and September 30, 1996 accrued interest receivable was $22,433 and $10,305, respectively.

      The Company is holding in escrow all of the shares of its common stock related to the stock subscriptions receivable. The shares will be released when the stock subscriptions receivables are paid.

      The following is a schedule by year of principal payments to be received:


Year Ending June 30,
--------------------------------------------------------------------------------
1997                                                                    $165,506

1998                                                                     125,232

1999                                                                      75,250

2000                                                                      59,000
--------------------------------------------------------------------------------
                                                                        $424,988
================================================================================

(f)   Registration Statement on Form SB=2

      On November 8, 1996, the Company filed a Form SB=2, as amended, with the SEC relating to the offering of 507,926 shares of common stock by the Company issuable upon exercise of all of the outstanding public redeemable warrants, 1,366,778 shares of common stock by selling stockholders and 50,783 redeemable common stock purchase warrants by selling stockholders. The filing has not been declared effective but has been amended to incorporate the consolidated financial statements of the Company for the year ended June 30, 1996 and the three months ended September 30, 1996.

                                          GILMAN & CIOCIA, INC. AND SUBSIDIARIES


                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (INFORMATION WITH RESPECT TO THE THREE MONTHS
                                 ENDED SEPTEMBER 30, 1996 AND 1995 IS UNAUDITED)





9.    RELATED PARTY
      TRANSACTIONS

(a)   Investment in Partnership

      In July, 1995, the Company, together with one of its officers and five individuals who are relatives of the officers of the Company formed ATM Partners, LP (the "Partnership"). All investment transactions are executed through JT by an officer of the Company. At June 30, 1996 and September 30, 1996, the Company had a 35.62%, in the Partnership and recognized income of approximately $198,000 from the Partnership for the year ended June 30, 1996 and a loss of $92,587 for the three months ended September 30, 1996, respectively.

      The following are the condensed financial statements of the Partnership:

                                ATM Partners, LP
                                 Balance Sheets

June 30, 1996
--------------------------------------------------------------------------------
ASSETS
CURRENT:
   Marketable securities                                              $2,163,664
--------------------------------------------------------------------------------
                                                                      $2,163,664
================================================================================

LIABILITIES AND PARTNERS' CAPITAL
CURRENT:
   Due to clearing broker                                             $  561,342
   Due to partner                                                         68,000
--------------------------------------------------------------------------------
      Total current liabilities                                          629,342
   Partners' capital                                                   1,534,322
--------------------------------------------------------------------------------
                                                                      $2,163,664
================================================================================

                                          GILMAN & CIOCIA, INC. AND SUBSIDIARIES


                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (INFORMATION WITH RESPECT TO THE THREE MONTHS
                                 ENDED SEPTEMBER 30, 1996 AND 1995 IS UNAUDITED)




                                ATM Partners, LP
                              Statements of Income

Year Ended June 30, 1996
-------------------------------------------------------------------------------
Realized gain on sale of marketable
securities                                                             $749,896
Unrealized loss on marketable securities                                  8,293
Commission expense                                                      185,270
-------------------------------------------------------------------------------
Net income                                                             $556,333
===============================================================================

(b)   Commissions Earned by Officers

      The Company's principle officers/stockholders act as registered representatives of the Broker and authorized agents of insurance carriers. During fiscal 1996 and 1995, these individuals earned gross commissions of approximately $582,000 and $517,000, respectively, from sales of securities and insurance products, and paid the Company approximately $180,000 and $221,000 as reimbursement for client referrals, office space and clerical and secretarial support. For the three months ended September 30, 1996 and 1995, the individuals earned gross commissions of approximately $58,000 and $43,000, respectively, from sales of securities and insurance products, and paid the Company approximately $68,000 and $27,000 as reimbursement for client referrals, office space and clerical and secretarial support.

                                          GILMAN & CIOCIA, INC. AND SUBSIDIARIES


                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (INFORMATION WITH RESPECT TO THE THREE MONTHS
                                 ENDED SEPTEMBER 30, 1996 AND 1995 IS UNAUDITED)


(c)   Sale of Options by Officers/Stockholders

      In November 1995, five executive officers sold options to purchase a total of 65,000 shares of the Company's common stock for $2.00 per option to Rummco, Ltd. ("Rummco"), a Cayman Islands company. In connection with such sale, the Company agreed to consent to such sale and register shares underlying such options in connection with the Company's Registration Statement on Form SB-2 (Note 8(f)). These options to purchase shares of common stock were subsequently sold to Rozel International Holding, Ltd. ("Rozel") for $4.50 per option, in an agreement dated June 10, 1996. Both Rummco and Rozel are independent of the Company.

(d)   Forgiveness of Indebtedness of Officers/Stockholders

      The four principal stockholders/officers were indebted to the Company under demand loans totalling $123,899. The loans were converted to notes receivable upon the Company's demand for repayment in March 1996, and then subsequently forgiven and charged to compensation.



10.   SEGMENTS OF BUSINESS

      The Company is a provider of income tax preparation and financial planning services to individuals and businesses in various states across the country. Direct mail services are provided primarily to businesses and individuals in the New York metropolitan area.

                                          GILMAN & CIOCIA, INC. AND SUBSIDIARIES


                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (INFORMATION WITH RESPECT TO THE THREE MONTHS
                                 ENDED SEPTEMBER 30, 1996 AND 1995 IS UNAUDITED)


The following presents financial information by segment for the years ended June 30, 1996 and 1995:

Year Ended                             Tax             Financial            Direct
June 30, 1996                      Preparation         Planning              Mail           Eliminations       Consolidation
----------------------------------------------------------------------------------------------------------------------------
Revenues from unaffiliated
customers                         $  8,147,986       $  5,671,905       $  2,689,786        $         --        $ 16,509,677
Intersegment revenues                       --                 --          2,000,000          (2,000,000)                 --
----------------------------------------------------------------------------------------------------------------------------
Total revenues                       8,147,986          5,671,905          4,689,786          (2,000,000)         16,509,677
Direct costs                         4,260,631          3,052,737          4,429,177          (2,000,000)          9,742,545
Depreciation and
  amortization                         302,304            210,076             13,088                  --             525,468
General corporate
  expenses                           3,182,122          2,215,025            249,988                  --           5,647,135
----------------------------------------------------------------------------------------------------------------------------
Operating income                  $    402,929       $    194,067       $     (2,467)       $         --        $    594,529
----------------------------------------------------------------------------------------------------------------------------
Interest expense                  $         --       $         --       $         --        $         --        $    107,111
----------------------------------------------------------------------------------------------------------------------------
Identifiable assets               $  5,519,630       $   2,048,485      $    298,386        $         --        $  7,866,501
----------------------------------------------------------------------------------------------------------------------------
Capital expenditures              $    813,750       $         --       $     86,635        $         --        $    900,385
----------------------------------------------------------------------------------------------------------------------------
Direct costs consist of the
  following:
    Direct mail costs             $         --       $         --       $  1,682,108        $         --        $  1,682,108
    Advertising                      1,509,001          1,048,628          2,027,496          (2,000,000)          2,585,125
    Rent                               831,303            577,685             93,800                  --           1,502,788
    Salaries and
       commissions                   1,920,327          1,426,424            625,773                  --           3,972,524
----------------------------------------------------------------------------------------------------------------------------
Total direct costs                $  4,260,631       $  3,052,737       $  4,429,177        $ (2,000,000)       $  9,742,545
============================================================================================================================

Year Ended                           Tax           Financial        Direct
June 30, 1995                     Preparation       Planning         Mail      Eliminations       Consolidated
--------------------------------------------------------------------------------------------------------------
Revenues                          $6,657,620       $3,274,541                                       $9,932,161
Direct costs                       3,106,057        1,435,170                                        4,541,227
Depreciation and
  amortization                       142,468           70,171                                          212,639
General corporate expense          3,080,159        1,514,972                                        4,595,131
--------------------------------------------------------------------------------------------------------------
Operating income                  $  328,936       $  254,228                                       $  583,164
--------------------------------------------------------------------------------------------------------------
Interest expense                  $       --       $       --                                       $   91,359
--------------------------------------------------------------------------------------------------------------
Identifiable assets               $5,226,071       $  867,389                                       $6,093,460
--------------------------------------------------------------------------------------------------------------
Capital expenditures              $  414,558       $  204,186                                       $  618,744
--------------------------------------------------------------------------------------------------------------
Direct costs consist of the
  following:
    Advertising                   $1,370,269       $  674,909                                       $2,045,178
    Rent                             611,419          301,146                                          912,565
    Salaries and
       commissions                 1,124,369          459,115                                        1,583,484
--------------------------------------------------------------------------------------------------------------
Total direct costs                $3,106,057       $1,435,170                                       $4,541,227
==============================================================================================================

                                          GILMAN & CIOCIA, INC. AND SUBSIDIARIES


                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (INFORMATION WITH RESPECT TO THE THREE MONTHS
                                 ENDED SEPTEMBER 30, 1996 AND 1995 IS UNAUDITED)


11.   TAXES ON INCOME

Provisions for income taxes in the consolidated financial statements consist of the following:

June 30,                            1996                1995
--------------------------------------------------------------
Current:
   Federal                        $362,297            $118,038
   State and local                 123,935             267,992
--------------------------------------------------------------
      Total current                486,232             386,030
--------------------------------------------------------------
Deferred:
   Federal                        (103,483)                 --
   State and local                 (30,102)                 --
--------------------------------------------------------------
      Total deferred              (133,585)                 --
--------------------------------------------------------------
                                  $352,647            $386,030
================================================================



Deferred tax assets consist of the following:


                                                June 30,         September 30,
                                                  1996                1996
------------------------------------------------------------------------------
Compensation expense recognized for
   financial reporting purposes in
   connection with common stock option
   grants issued at below market value          $ 60,000            $ 60,000
Book amortization of intangibles in
   excess of tax                                  53,000              77,881
Provision for bad debts                           22,000              52,251
Provision for deferred rent liability             22,000              29,159
Book depreciation in excess of tax               (23,415)            (28,289)
------------------------------------------------------------------------------
                                                $133,585            $191,002
==============================================================================

No valuation allowance has been established against the deferred tax assets because management believes that all of the deferred tax assets will be realized.

                                          GILMAN & CIOCIA, INC. AND SUBSIDIARIES


                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (INFORMATION WITH RESPECT TO THE THREE MONTHS
                                 ENDED SEPTEMBER 30, 1996 AND 1995 IS UNAUDITED)

A reconciliation of the Federal statutory rate to the provision credit for income taxes is as follows:


June 30,                             1996                         1995
------------------------------------------------------------------------------
Federal income
   taxes
   computed at
   statutory rates       $ 301,706          34.0%     $ 215,401           34.0%

State and local
   taxes, net of
   Federal tax
   benefit                  44,225           5.0        176,875           27.9

Other                        6,716            .7         (6,246)          (1.0)
------------------------------------------------------------------------------
                         $ 352,647          39.7%     $ 386,030           60.9%
==============================================================================

                                          GILMAN & CIOCIA, INC. AND SUBSIDIARIES


                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (INFORMATION WITH RESPECT TO THE THREE MONTHS
                                 ENDED SEPTEMBER 30, 1996 AND 1995 IS UNAUDITED)




12.   STATEMENTS OF CASH
      FLOWS -
      SUPPLEMENTAL
      DISCLOSURES

                                                                           Three Months
                                               Year Ended                      Ended
                                                June 30,                   September 30,
                                        -----------------------------------------------------
                                          1996           1995           1996           1995
---------------------------------------------------------------------------------------------
Cash payments for:
   Interest                             $107,184       $ 78,402       $ 16,937       $  5,138
   Income taxes                         $449,276       $543,890       $ 22,515       $122,034
---------------------------------------------------------------------------------------------
Non-cash transactions:
   Deferred registration costs
     which were charged to
     additional paid-in capital
     upon the completion of the
     public offering in
     December 1995                      $     --       $186,245       $     --       $     --
   Issuance of common stock in
     exchange for stock
     subscriptions receivable           $ 40,000       $ 20,000       $     --       $     --
   Issuance of common stock
     subsequent to completion
     of the public offering in
     exchange for common
     stock subscriptions
     receivable                         $     --       $ 95,000       $     --       $     --
   Receipt of 96,964 shares of
     stock to treasury in lieu of
     repayment of officers'
     loans receivable                   $     --       $339,375       $     --       $     --
   Acquisition of Progressive           $     --       $275,000       $     --       $     --
   Acquisition of Gilbert               $     --       $108,231       $     --       $     --
   Acquisition of treasury stock
     and write-off of stock
     subscriptions receivable           $ 67,590       $     --       $     --       $     --
   Retirement of all outstanding
     treasury stock                     $479,465       $     --       $     --       $     --
=============================================================================================

                                          GILMAN & CIOCIA, INC. AND SUBSIDIARIES


                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (INFORMATION WITH RESPECT TO THE THREE MONTHS
                                 ENDED SEPTEMBER 30, 1996 AND 1995 IS UNAUDITED)


13. RESTATEMENTS

(a)   Fiscal 1995 Financial Information

      The financial position and results of operations, as of June 30, 1995 and for the year then ended, have been restated to increase the Company's tax liability and provision by approximately $145,000 to correctly reflect its liability as of that date.

No Person is authorized to give any information or to make any representation other than those contained in this Prospectus, and if given or made, such information or representation must not be relied upon as having been authorized. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the securities offered by this Prospectus or an offer to sell or a solicitation of an offer to buy the securities in any jurisdiction to any person to whom it is unlawful to make such an offer or solicitation in such jurisdiction.

                               TABLE OF CONTENTS

                                                                        Page
Prospectus Summary....................................................
Risk Factors..........................................................
Market Information....................................................
Use of Proceeds.......................................................
Management's Discussion and Analysis of Financial Condition and
  Results of Operations...............................................
Business..............................................................
Management............................................................
Remuneration of Officers and Directors................................
Principal Stockholders................................................
Certain Transactions..................................................
Plan of Distribution..................................................
Selling Securityholders...............................................
Description of Securities.............................................
Legal Matters.........................................................
Experts...............................................................
Additional Information................................................

Until the conclusion of the distribution of the securities offered hereby, there is an obligation of dealers to deliver a Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.


                                 507,926 Shares
                                of Common Stock

                                1,143,398 Shares
                                of Common Stock
                           by Selling Securityholders

                               50,783 Redeemable
                                  Common Stock
                               Purchase Warrants
                                       by
                            Selling Securityholders


                              GILMAN & CIOCIA, INC

                                  -----------

                                   PROSPECTUS


                               February 13, 1997

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 24.  Indemnification of Officers and Directors

                  Article EIGHTH of the Corporation's Certificate of Incorporation provides:

                  A director of this Corporation shall not be personally liable to this Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to this Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived any improper personal benefit. If the Delaware General Corporation Law is hereafter amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of this Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

                  Article NINTH of the Corporation's Certificate of Incorporation provides:

                  This Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or complete action, suit or proceeding, whether civil, criminal, administrative or investigative, or by or in the right of this Corporation to procure judgment in its favor, by reason of the fact that he is or was a director or officer, employee or agent of this Corporation, or is or was serving at the request of this Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of this Corporation, in accordance with and to the full extent permitted by statute. Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by this Corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors in the specific case upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by this Corporation as authorized in this section.

         The indemnification provided by this section shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under these Articles or any agreement or vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

                  Article TENTH of the Company's By-Laws provides as follows:

                  Any person made a party to any action or proceeding (whether or not by or in the right of the Corporation to procure a judgment in its favor or by or in the right of any other corporation) by reason of the fact that he, his testator or intestate, is or was a director, officer or employee of the Corporation, or of any corporation which he served as such at the request of the Corporation, shall be indemnified by the Corporation against judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys' fees, actually and necessarily incurred by him in connection with the defense of or as a result of such action or proceeding, or in connection with any appeal therein, to the full extent permitted under the laws of the State of Delaware from time to time in effect. The Corporation shall have the power to purchase and maintain insurance for the indemnification of such directors, officers and employees to the full extent permitted under the laws of the State of Delaware from time to time in effect. Such right of indemnification shall not be deemed exclusive of any other rights of indemnification to which such director, officer or employee may be entitled.

ITEM 25.  Other Expenses of Issuance and Distribution

         The expenses payable by Registrant in connection with the issuance and distribution of the securities being registered (other than underwriting discounts and commissions, and non-accountable expenses of $-0-) are as follows:

Securities and Exchange Commission Fees............                 $ 4,148.70
NASDAQ Stock Market listing fees...................                   1,000.00
Transfer/Warrant Agent's Fee and Expenses..........                   1,000.00
Accounting Fees and Expenses.......................                  25,000.00
Blue Sky Fees and Expenses.........................                   5,000.00
Printing Expenses .................................                   4,000.00
Legal Fees.........................................                  29,000.00
Miscellaneous......................................                     851.30

                  TOTAL............................                 $70,000.00
                                                                    ==========

ITEM 26. Recent Sales of Unregistered Securities

         In July 1994, the Company granted additional options to purchase shares of Common Stock at $2.50 per share to officers and directors as follows: James Ciocia 18,850, Thomas Povinelli 18,850, Gary Besmer 11,310, and Kathryn Travis 14,170, and to the Company's former Chief Financial Officer, Ralph Esposito, 1,820.

         In May 1995, the Company issued 203,428 shares of Common Stock in connection with the Company's acquisition of Gilbert Financial Services, Inc. and granted options to purchase 400,000 shares of Common Stock in connection with an employment agreement with Mr. Steven Gilbert. After the end of the 1995 fiscal year, 60,000 options granted to Mr. Gilbert during such year were rescinded pursuant to a preexisting incentive compensation agreement.

         In June 1995, Judah Wernick, an employee of the underwriter in the Company's initial public offering purchased all outstanding bridge loan Class A Warrants, and upon exercise thereof, the Company issued 360,000 shares of Common Stock for an aggregate purchase price of $748,800.

         Also, in June 1995, the Company issued 64,286 shares of Common Stock in partial consideration for the acquisition of assets used in the direct mail advertising business.

         In August 1995, the Company sold 70,161 shares of Common Stock to employees and independent contractors of the Company at prices ranging from $3.07 to $3.50, for an aggregate purchase price of approximately $232,000. During the same period, the Company also issued 10,100 shares of Common Stock to employees and others as performance bonuses.

         Also in August 1995, the Company sold a total of 22,759 shares of its Common Stock (which had been returned to the Company as a result of a default in the payment of a subscription receivable) to an officer and a former officer of the Company for an aggregate purchase price of $69,870.

         In addition, in August 1995, the Company issued 25,713 restricted shares of Common Stock for an aggregate purchase price of $89,995.50 to the following individuals in the following amounts: Dominick Riolo 8,571 shares; Gregory Ferone 8,571 shares; and Armando Olivieri 8,571 shares, pursuant to a contract for the opening of new offices in New City, Mamaroneck and Scarsdale between such individuals and the Company.

         The Company, in August 1995, sold 1,429 restricted shares of Common Stock to Joseph Jensen for an aggregate purchase price of $5,000.00 pursuant to a severance compensation package agreement between such individual and the Company.

         In October 1995, the Company sold a total of 20,000 shares of Common Stock upon exercise of a stock option to one of its key independent contractors for an aggregate purchase price of $40,650 pursuant to a previous contract between such individual and the Company.

         Also in October 1995, the Company issued 3,050 restricted shares of Common Stock as performance bonuses to the following individuals in the following amounts: Neil Hasset 300 shares; Jim Ptacek 100 shares; Carol Livolsi 100 shares; Karen Sheppard 50 shares; Joel Weinberger 50 shares; Jeffrey Ambrosio 50 shares; Pat Ewing 50 shares; Kerry O'Keefe 50 shares; Richard Boehm 200 shares; Dominick Riolo 100 shares; Joe Jacobs 100 shares; Larry Brenner 100 shares; Dave Burgio 100 shares; Lorraine Buscareno-Smith 100 shares; Dave Critelli 100 shares; Deborah E. O'Connell 1,200 shares; and Scott Fisher 300 shares.

         In addition, in October 1995, the Company granted options to purchase 150,000 shares of Common Stock to EuroMarket Advisory, Inc. ("Euromarket") pursuant to a consulting agreement. The Company also granted options to purchase 100,000 shares to Texas Capital Securities, Inc. ("Texas Capital") pursuant to an investment banking agreement.

         In November 1995, the Company sold 100 restricted shares of Common Stock to Gwendolyn Morgan at $4.625 per share for an aggregate purchase of $462.50 and 5,455 restricted shares of Common Stock to Joel Weinberger at approximately $5.50 per share for an aggregate purchase price of $30,000.00.

         In addition, in November 1995, the Company issued 3,688 restricted shares of Common Stock to Kerry O'Keefe as a performance bonus.

         Also, in November 1995, the Company sold 5,000 restricted shares of Common Stock to Frank Daguanno at $6.00 per share for an aggregate purchase price of $30,000.

         In December 1995, the Company issued 1,600 restricted shares of Common Stock as performance bonuses to the following individuals in the following amounts: Thomas Mallis 100 shares; Carol Sanford 100 shares; Sandy Valle 100 shares; Rosalie Maiorano 100 shares; Angelo Perna 100 shares; Georget Czajkowski 100 shares; Leonard Shrift 100 shares; Patricia White 100 shares; Vinka Pelaic 100 shares; Robert Gilman 100 shares; Jennifer Gilman 100 shares; Debra Seeley 100 shares; Kerry O'Keefe 100 shares; Joel Weinberger 100 shares; Pat Ewing 100 shares; and Tim Bodner 100 shares.

         In February 1996, the Company issued 15,254 restricted shares of Common Stock for an aggregate purchase price of $ 80,000 to the following individuals in the following amounts: Howard Wilkin 5,405 shares; Alfred Schepis 5,405 shares; and Armando Olivieri 4,444 shares, pursuant to a management agreements as signing bonuses between such individuals and the Company.

         In April 1996, the Company issued a total of 3,400 shares of Common Stock to an employee for services rendered.

         In October 1996, the Company sold a total of 10,000 shares of Common Stock upon exercise of a stock option to one of its key independent contractors for an aggregate purchase price of $78,600 pursuant to a previous contract between such individual and the Company.

         All sales reported under this item were exempt from the registration requirements of the Securities Act of 1933, as amended, by reason of Section 4(2) thereof and/or the rules and regulations promulgated thereunder as sales of securities not involving a public offering.


ITEM 27. Exhibits and Financial Statement Schedules

         (a)      Exhibits
                  3.1 Registrant's Articles of Incorporation, as amended, incorporated by reference to the like numbered exhibit in the Registrant's Registration Statement on Form SB-2 under the Securities Act of 1933, as amended, File No. 33-70640-NY

                  3.2 Registrant's By-Laws, incorporated by reference to the like numbered exhibit in the Registrant's Registration Statement on Form SB-2 under the Securities Act of 1933, as amended, File No. 33-70640-NY

                  4.1 Resolution of Designation, Powers, Preferences and Rights of Series A Preferred Stock, incorporated by reference to the like numbered exhibit in the Registrant's Registration Statement on Form SB-2 under the Securities Act of 1933, as amended, File No. 33-70640-NY

                  4.2 Form of Warrant of Bridge Loan lenders, incorporated by reference to the like numbered exhibit in the Registrant's Registration Statement on Form SB-2 under the Securities Act of 1933, as amended, File No. 33-70640-NY

                  4.3 Form of Warrant included in Units, incorporated by reference to the like numbered exhibit in the Registrant's Registration Statement on Form SB-2 under the Securities Act of 1933, as amended, File No. 33-70640-NY

                  4.4 Form of Underwriter's Warrant, incorporated by reference to the like numbered exhibit in the Registrant's Registration Statement on Form SB-2 under the Securities Act of 1933, as amended, File No. 33-70640-NY



                  5*                Opinion of Akabas & Cohen

                  10.1 Restated and Amended Agreement and Plan of Merger dated December 23, 1992 among the Registrant and 15 participating corporations, incorporated by reference to the like numbered exhibit in the Registrant's Registration Statement on Form SB-2 under the Securities Act of 1933, as amended, File No. 33-70640-NY

                  10.2 Asset Sale Agreement dated December 31, 1992, incorporated by reference to the like numbered exhibit in the Registrant's Registration Statement on Form SB-2 under the Securities Act of 1933, as amended, File No. 33-70640-NY

                  10.3 Escrow letter regarding certain shares of Common Stock of the Registrant, incorporated by reference to the like numbered exhibit in the Registrant's Registration Statement on Form SB-2 under the Securities Act of 1933, as amended, File No. 33-70640-NY

                  10.4              Omitted.

                  10.5 Warrant Agreement dated December 12, 1994 between the Registrant and the Warrant Agent, incorporated by reference to the like numbered exhibit in the Registrant's Registration Statement on Form SB-2 under the Securities Act of 1933, as amended, File No. 33-70640-NY

                  10.6              Omitted.

                  10.7 1993 Joint Incentive and NonQualified Stock Option Plan of the Registrant, incorporated by reference to the like numbered exhibit in the Registrant's Registration Statement on Form SB-2 under the Securities Act of 1933, as amended, File No. 33-70640-NY

                  10.8 Documents involved in the repurchase of shares and settlement with Frank Pasatieri, a former shareholder of the Registrant, incorporated by reference to the like numbered exhibit in the Registrant's Registration Statement on Form SB-2 under the Securities Act of 1933, as amended, File No. 33-70640-NY

                  10.9 Documents involved in the repurchase of shares and settlement with Alan Grad, a former shareholder of the Registrant, incorporated by reference to the like numbered exhibit in the Registrant's Registration Statement on Form SB-2 under the Securities Act of 1933, as amended, File No. 33-70640-NY

                  10.10 Form of Lock-up letter executed by shareholders of the Registrant prior to the Registrant's initial public offering, incorporated by reference to the like numbered exhibit in the Registrant's Registration Statement on Form SB-2 under the Securities Act of 1933, as amended, File No. 33-70640-NY

                  10.11 Term-loan Promissory Note to State Bank of Long Island, incorporated by reference to the like numbered exhibit in the Registrant's Registration Statement on Form SB-2 under the Securities Act of 1933, as amended, File No. 33-70640-NY

                  10.12 Documents involved in the repurchase of shares and settlement with Bernard McGee and Jay Cruice, former shareholders of the Registrant, incorporated by reference to the like numbered exhibit in the Registrant's Registration Statement on Form SB-2 under the Securities Act of 1933, as amended, File No. 33-70640-NY

                  10.13             Omitted.

                  10.14 Form of guaranty of Term-loan Promissory Note to State Bank of Long Island, incorporated by reference to the like numbered exhibit in the Registrant's Registration Statement on Form SB-2 under the Securities Act of 1933, as amended, File No. 33-70640-NY

                  10.15 Agreement among Registrant and James Ciocia, Thomas Povinelli, Gary Besmer and Kathryn Travis regarding the repayment of advances, incorporated by reference to the like numbered exhibit in the Registrant's Registration Statement on Form SB-2 under the Securities Act of 1933, as amended, File No. 33-70640-NY

                  10.16 Underwriting Agreement between the Registrant and Patterson Travis, Inc., incorporated by reference to exhibit number
                                    1.1 in the Registrant's Registration
                                    Statement on Form SB-2 under the Securities
                                    Act of 1933, as amended, File No.
                                    33-70640-NY

                  10.17 Stock Purchase Agreement dated February 10, 1995 between Registrant and Steven Gilbert, incorporated by reference to exhibit 99.1 to the Company's Current Report on Form 8-K, dated February 10, 1995

                  10.18 Noncompetition Agreement dated February 10, 1995 between Registrant and Steven Gilbert, incorporated by reference to exhibit 99.2 to the Company's Current Report on Form 8-K, dated February 10, 1995

                  10.19 Employment Agreement dated February 10, 1995 between Steven Gilbert Financial Corp. and Steven Gilbert, incorporated by reference to exhibit 99.3 to the Company's Current Report on Form 8-K, dated February 10, 1995

                  10.20 Registration Rights Agreement dated February 10, 1995 between Registrant and Steven Gilbert, incorporated by reference to exhibit 99.4 to the Company's Current Report on Form 8-K, dated February 10, 1995

                  10.21 Letter Agreement dated April 26, 1995 between and Steven Gilbert, incorporated by reference to exhibit 10.20 in the Company's quarterly report on Form 10-Q for the fiscal quarter ended March 31, 1995

                  10.22* Joint Venture Agreement dated December 28, 1994 between Midwood Tax Service, Inc. and Registrant

                  10.23* Promissory notes delivered by James Ciocia, Thomas Povinelli, Gary Besmer and Kathryn Travis in payment for cash value of life insurance policies held by Registrant on the lives of such officers

                  10.24* Consulting Agreement dated October 9, 1995 between EuroMarket Advisory, Inc. and Registrant

                  10.25* Investment Banking Agreement dated October 17, 1995 between Texas Capital Securities Inc. and Registrant

                  10.26* Agreements dated November , 1995 among Rummco, Ltd., five executive officers of Registrant, and Registrant in connection with the sale of stock options.

                  10.27* Lock-Up Release Letter by Patterson Travis, Inc. dated January 10, 1996

                  10.28* Employment Agreement dated April 10, 1995 between Dominick Riolo and Registrant in connection with the opening of a new office

                  10.29* Employment Agreement dated April 10, 1995 between Gregory Ferone and Registrant in connection with the opening of a new office

                  10.30* Employment Agreement dated April 10, 1995 between Armando Olivieri and Registrant in connection with the opening of a new office

                  10.31* Independent Employment Contract dated December , 1993 between Abraham Dorfman and Registrant

                  10.32* Form of Subscription Letter representing stock issuances to individuals

                  10.33* Independent Contractor's Agreement dated September 6, 1995 between Howard Wilkin and the Registrant

                  10.34* Independent Contractor's Agreement dated September 6, 1995 between Alfred Schepis and the Registrant

                  10.35* Independent Contractor's Agreement dated September 6, 1995 between Armando Olivieri and the Registrant

                  11.01*            Calculation of Net Income Per Share

                  16.01 Letter on Change in Certifying Accountant, incorporated by reference to exhibit of the Company's Current Report on Form 8-K dated July 5, 1996

                  21 List of Subsidiaries, incorporated by reference to Exhibit 21 in the Company's Annual Report on Form 10-KSB for the fiscal year ended June 30, 1995



                  23.1*             Consent of Akabas & Cohen (Included in
                                    Exhibit 5)



                  23.2              Consent of Weinick Sanders & Co., L.L.P.

                  23.3              Consent of BDO Seidman, LLP


----------------

         * previously filed


ITEM 28. Undertakings

                  The undersigned Registrant hereby undertakes to:

(a)(1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

                  (i) Include any prospectus required by section 10(a)(3) of the Securities Act;

                  (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and

                  (iii) Include any additional or changed material information on the plan of distribution;

         (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering;

         (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering; and

         (e) If the Registrant requests acceleration of the effective date of the Registration Statement under Rule 461 under the Securities Act, the Registrant acknowledges that:

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

                  In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB- 2 and authorized this Registration Statement to be signed on its behalf by the undersigned, in the City of Great Neck, State of New York, on February 13, 1997.

                                                     GILMAN & CIOCIA, INC.


                                                     By/s/ James Ciocia
                                                       -------------------------
                                                       James Ciocia,
                                                       President


         In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.


/s/ James Ciocia            President and              February 13, 1997
------------------------    Director
James Ciocia


/s/ Thomas Povinelli        Chief Operating            February 13, 1997
------------------------    Officer, Chief
Thomas Povinelli            Financial Officer
                            and Director


/s/ Gary Besmer             Director                   February 13, 1997
------------------------
Gary Besmer


/s/ Kathryn Travis          Director                   February 13, 1997
------------------------
Kathryn Travis


                            Director                   February 13, 1997
------------------------
Louis Karol


/s/ Seth Akabas             Director                   February 13, 1997
------------------------
Seth Akabas

                                      INDEX

Exhibit                    Description                                   Page
-------                    -----------                                   ----
23.2              Consent of Weinick Sanders & Co., L.L.P.

23.3              Consent of BDO Seidman, LLP